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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material under §240.14a-12

DIGI INTERNATIONAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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DIGI INTERNATIONAL INC.
11001 Bren Road East
Minnetonka, Minnesota 55343
952/912-3444

December 8, 2017

Dear Stockholder:

        You are cordially invited to attend our Annual Meeting of Stockholders to be held at our corporate world headquarters at 11001 Bren Road East in Minnetonka, Minnesota, commencing at 3:30 p.m., Central Standard Time, on Monday, January 29, 2018.

        The Secretary's Notice of Annual Meeting and the Proxy Statement that follow describe the matters to come before the meeting. We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying postage-paid reply envelope as quickly as possible, even if you plan to attend the Annual Meeting. If you later desire to revoke the proxy, you may do so at any time before it is exercised.

Sincerely,

William N. Priesmeyer
 Chairman of the Board

DIGI INTERNATIONAL INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on
January 29, 2018

        The Annual Meeting of Stockholders of Digi International Inc. will be held at our corporate world headquarters, 11001 Bren Road East, Minnetonka, Minnesota, at 3:30 p.m., Central Standard Time, on Monday, January 29, 2018, for the following purposes:

  1.
  To elect two directors for a three year term.

  2.
  To approve the Digi International Inc. 2018 Omnibus Incentive Plan.

  3.
  To approve, on a non-binding advisory basis, the executive compensation paid to our named executive officers ("Say-on-Pay").

  4.
  To recommend, on a non-binding advisory basis, the frequency of future advisory votes on executive officer compensation ("Say-when-on-Pay").

  5.
  To ratify the appointment of Grant Thornton LLP as independent registered public accounting firm of the Company for the fiscal year ending September 30, 2018.

  6.
  To transact such other business as may properly be brought before the meeting.

        The Board of Directors has fixed December 1, 2017 as the record date for the meeting, and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

        Your proxy is important to ensure a quorum at the meeting. Even if you own only a few shares, and whether or not you expect to be present at the meeting, please vote your shares by proxy as quickly as possible. You may revoke your proxy at any time prior to its exercise, and voting by proxy will not affect your right to vote in person if you attend the meeting and revoke the proxy.

By Order of the Board of Directors,

David H. Sampsell
 Vice President, Corporate Development, General Counsel & Corporate Secretary
Minnetonka, Minnesota
December 8, 2017

PROXY STATEMENT

i

PROXY STATEMENT

GENERAL INFORMATION

        Proxies are being solicited by the Board of Directors of Digi International Inc., a Delaware corporation (the "Company," "we," "us" or "our"), for use in connection with the Annual Meeting of Stockholders to be held on Monday, January 29, 2018, at our corporate world headquarters, 11001 Bren Road East, Minnetonka, Minnesota, commencing at 3:30 p.m., Central Standard Time, and at any adjournments thereof. Only stockholders of record at the close of business on December 1, 2017 will be entitled to vote at such meeting or adjournments.

        The address of our principal executive office is 11001 Bren Road East, Minnetonka, Minnesota 55343 and our telephone number is (952) 912-3444. The mailing of this Proxy Statement and a proxy card, or a Notice Regarding the Availability of Proxy Materials, to stockholders will commence on or about December 8, 2017.

        Shares of Common Stock Outstanding on Record Date.    Our Common Stock, par value $.01 per share, is our only authorized and issued voting security. At the close of business on December 1, 2017, there were 26,796,194 shares of Common Stock outstanding, each of which is entitled to one vote.

  Vote Required on Proposals.

  •
  Election of Directors—A majority of the votes cast with respect to each director nominee is required for the election of directors. This means that the number of shares voted "for" a director nominee's election must exceed the number of votes cast "against" that director nominee's election. Holders of Common Stock are not entitled to cumulate their votes for the election of directors. See below under "Majority Voting for Election of Directors" for additional details.

  •
  2018 Omnibus Incentive Plan—The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the meeting and entitled to vote is required for the approval of the Digi International Inc. 2018 Omnibus Incentive Plan.

  •
  Say-on-Pay Proposal—The Say-on-Pay proposal is advisory and not binding. We will consider our stockholders to have approved, on an advisory basis, our executive compensation if the number of votes "for" the proposal exceeds the number of votes "against" the proposal.

  •
  Say-when-on-Pay Proposal—The Say-when-on-Pay proposal is advisory and not binding. We will consider, on an advisory basis, the option of every one year, two years, or three years that receives the highest number of the votes cast to be the preferred choice of our stockholders.

  •
  Ratification of Auditors—The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is required for approval of the proposal to ratify the appointment of auditors.

        Majority Voting for Election of Directors.    If an incumbent director does not receive a majority vote, the director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation. The Board of Directors will publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board of Directors with respect to his or her resignation.

        In a contested election, directors are elected by a plurality of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. We do not anticipate a contested election at the 2018 Annual Meeting of Stockholders.

        Abstentions and Broker Non-Votes.    Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum at the meeting. However, shares of a stockholder who abstains, withholds authority to vote for the election of directors or does not otherwise vote in person or by proxy (including broker non-votes) will not be counted for the election of directors or the determination of the outcomes of the Say-on-Pay or Say-when-on-Pay proposals. An abstention will have the effect of a vote against the 2018 Omnibus Incentive Plan and the ratification of auditors. A stockholder who does not vote in person or by proxy (including broker non-votes) on either the proposal to approve the 2018 Omnibus Incentive Plan or the ratification of auditors will have no effect on the outcome of those proposals.

        Expenses of Soliciting.    We will pay the cost of soliciting proxies. In addition to solicitation by the use of the mails, certain of our directors, officers and employees may solicit proxies by telephone, email or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of our stock and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies for the 2018 Annual Meeting of Stockholders and to provide related advice and informational support for a services fee and the reimbursement of customary disbursements, which are expected not to exceed $15,000 in the aggregate.

        Stockholder Proposals.    Stockholder proposals (other than director nominations) that are submitted for inclusion in our proxy statement for our 2019 Annual Meeting of Stockholders must follow the procedures set forth in Rule 14a-8 promulgated under the Securities Exchange Act of 1934 and our By-Laws. To be timely, such proposals must be received by us at our principal executive office no later than August 10, 2018.

        If a stockholder does not submit a proposal for inclusion in our proxy statement but desires to propose an item of business to be considered at an annual meeting of stockholders or to nominate persons for election as director at an annual meeting, then the stockholder must give timely written notice of such proposal or nominations to our Secretary at our principal executive office. To be timely under our By-Laws, we must receive notice of the stockholder's intention to propose an item of business or to nominate persons for election as director not less than 120 days before the first anniversary of the date of the preceding year's annual meeting (unless the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, in which case such notice will be timely only if delivered not less than 120 days before the annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting), and the notice must otherwise comply with certain other requirements contained in our By-Laws as well as all applicable statutes and regulations.

        Assuming that our next annual meeting of stockholders is held not more than 30 days before nor more than 60 days after the one-year anniversary of this year's Annual Meeting, we must receive notice of a stockholder's intention to propose an item of business or nominate persons for election as a director on or before October 1, 2018. A stockholder's notice will not be deemed to be submitted until we have received all of the required information.

HOW TO VOTE

        Your vote is important.    We encourage you to vote promptly. Internet and telephone voting is available through 10:59 p.m. Central Standard Time on Sunday, January 28, 2018. If you received a

Notice Regarding the Availability of Proxy Materials, you may vote as instructed in the notice. If you received paper copies of this Proxy Statement, you may vote in one of the following ways:

        By Telephone.    If you are located in the United States or Canada, you can vote your shares by calling the toll-free telephone number on your proxy card or in the instructions that accompany your proxy materials. You may vote by telephone 24 hours a day. The telephone voting system has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If you vote by telephone, you do not need to return your proxy card or your voting instruction form.

        By Internet.    You can also vote your shares by the Internet. Your proxy card indicates the Web site you may access for Internet voting. You may vote by the Internet 24 hours a day. As with telephone voting, you will be able to confirm that the system has properly recorded your votes. If you hold your shares in street name, please follow the Internet voting instructions that accompany your proxy materials. You may incur telephone and Internet access charges if you vote by the Internet. If you vote by the Internet, you do not need to return your proxy card or your voting instruction form.

        By Mail.    If you are a holder of record and received a paper copy of the proxy card by mail, you can vote by marking, dating, and signing your proxy card and returning it by mail in the envelope provided. If you hold your shares in street name, you can vote by completing and mailing the voting instruction form.

        At the Meeting.    The way you vote your shares now will not limit your right to change your vote at the meeting if you attend in person. If you hold your shares in street name, you must obtain a proxy, executed in your favor, from the holder of record if you wish to vote these shares at the meeting.

        All shares that have been properly voted and not revoked will be voted as you have directed at the meeting. If you sign and return your proxy card without any voting instructions, your shares will be voted as the Board of Directors recommends.

        Revocation of Proxies.    You can revoke your proxy at any time before your shares are voted if you (1) submit a written revocation to our corporate secretary at our executive offices before the meeting, or at the meeting, (2) submit a timely later-dated proxy (or voting instruction form if you hold shares in street name), (3) provide timely subsequent telephone or Internet voting instructions, or (4) vote in person at the meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Stockholder Meeting to Be Held on January 29, 2018

The Notice & Proxy Statement, Annual Report to Stockholders and Form of Proxy are available at:
https://materials.proxyvote.com/253798

 SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our Common Stock, as of December 1, 2017, by each of our directors or nominees for director, by each of our executive officers named in the Summary Compensation Table herein, by all directors, nominees and executive officers as a group, and by each stockholder who is known by us to own beneficially more than 5% of our outstanding Common Stock. Unless otherwise indicated in a footnote below, the address of each director, nominee and executive officer is care of our company at 11001 Bren Road East, Minnetonka, Minnesota 55343.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage Outstanding Shares
Directors, nominees and executive officers:
Ronald E. Konezny	521,047	(2)	1.9%
Michael C. Goergen	122,486	(3)	*
Kevin C. Riley	259,713	(4)	*
David H. Sampsell	163,700	(5)	*
Joel K. Young(6)	418,197	(7)	1.5%
Christopher D. Heim	4,000		*
Satbir Khanuja, Ph.D.	40,420	(8)	*
Spiro C. Lazarakis	26,298	(8)	*
Ahmed Nawaz	209,868	(9)	*
William N. Priesmeyer	117,577	(9)	*
Girish Rishi	40,420	(8)	*
Sally J. Smith	—		—
All directors, nominees and current executive officers as a group (13 persons)	1,903,087	(10)	6.8%
Other beneficial owners:
BlackRock, Inc.	3,077,298	(11)	11.5%
55 East 52nd Street
New York, NY 10022
Dimensional Fund Advisors LP	2,198,644	(12)	8.2%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746
EdgePoint Investment Group Inc.	1,948,243	(13)	7.3%
150 Bloor Street West, Suite 500
Toronto, Ontario M5S 2X0, Canada
Riverbridge Partners LLC	1,643,802	(14)	6.1%
80 South Eighth Street, Suite 1200
Minneapolis, MN 55402
Punch & Associates Investment Management, Inc.	1,434,350		5.4%
7701 France Avenue South, Suite 300
Edina, MN 55345

*
Less than one percent.

(1)
Unless otherwise indicated in a footnote below, (i) the listed beneficial owner has sole voting power and investment power with respect to such shares, and (ii) no director or executive officer has pledged as security any shares shown as beneficially owned. Includes shares subject to options that are currently exercisable and shares subject to options and restricted stock units that are scheduled to become exercisable or vest and settle, as applicable, within 60 days of December 1, 2017. Excludes fractional shares held by any listed beneficial owner.

(2)
Includes 353,126 shares subject to options and 43,750 shares subject to restricted stock units.

(3)
Includes 94,792 shares subject to options.

(4)
Includes 216,980 shares subject to options.

(5)
Includes 1,000 shares jointly owned with spouse and 140,522 shares subject to options.

(6)
Mr. Young departed all positions with the Company on October 1, 2017.

(7)
Includes 402,813 shares subject to options.

(8)
Includes 7,048 shares subject to restricted stock units.

(9)
Includes 71,863 shares subject to options and 7,048 shares subject to restricted stock units.

(10)
Includes 1,292,690 shares subject to options and 78,990 shares subject to restricted stock units.

(11)
Based on Amendment No. 9 to Schedule 13G filed by BlackRock, Inc. on January 12, 2017, reflecting beneficial ownership as of December 31, 2016. BlackRock, Inc. reported possessing sole voting power over 2,041,047 shares and sole dispositive power over all of the shares.

(12)
Based on Amendment No. 8 to Schedule 13G filed by Dimensional Advisors LP ("Dimensional") on February 9, 2017, reflecting beneficial ownership as of December 31, 2016. Dimensional reported possessing sole voting power over 2,142,100 shares and sole dispositive power over all of the shares.

(13)
Based on Amendment No. 5 to Schedule 13G filed by EdgePoint Investment Group Inc. ("EdgePoint") on February 14, 2017, on behalf of EdgePoint and EdgePoint Global Portfolio ("EGP"), reflecting beneficial ownership as of December 31, 2016. EdgePoint acts as investment manager to, and exercises investment discretion with respect to the shares directly owned by, a number of private investment funds and mutual fund trusts, including EGP. EdgePoint disclaims beneficial ownership of such securities. EdgePoint reported shared voting and dispositive power over all of the shares. EPG reported individually possessing shared voting and dispositive power over 1,168,249 of the reported shares.

(14)
Based on Amendment No. 10 to Schedule 13G filed by Riverbridge Partners LLC ("Riverbridge") on January 24, 2017, reflecting beneficial ownership as of December 31, 2016. Riverbridge reported possessing sole voting power over 1,272,004 shares and sole dispositive power over all of the shares.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our business is overseen by our Board of Directors with the number of directors, not less than three, fixed from time to time by the Board. The Board is divided into three classes as nearly equal in number as possible, and directors typically are elected to a designated class for a term of three years. The Board has fixed at two the number of directors to be elected to the Board at the 2018 Annual Meeting of Stockholders. The Nominating and Governance Committee has nominated Christopher D. Heim and Sally J. Smith to stand for election, each to serve for a three-year term. William N. Priesmeyer and Girish Rishi, each of whose present term as a director is set to expire at the 2018 Annual Meeting of Stockholders, are retiring from the Board and are not standing for re-election. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the nominees named below. If a nominee is not elected, then the Board of Directors may fill the resulting vacancy pursuant or may decrease the size of the Board of Directors, each in accordance with the applicable provisions of our By-Laws.

        The Nominating and Governance Committee of the Board of Directors selected each of the below named nominees. Neither of the nominees named below currently serves as a director of our Company; however, both have indicated a willingness to serve as a director if elected. Both nominees were first identified as potential candidates by our chief executive officer and then evaluated by the Nominating and Governance Committee. In case any nominee is not a candidate for any reason, the proxies named in the enclosed proxy card may vote for a substitute nominee selected by the Nominating and Governance Committee.

        The following provides certain information regarding the nominees for the office of director and the current directors whose terms expire after the 2018 Annual Meeting:

Nominees for Terms Expiring in 2021

  Christopher D. Heim, age 53

        Mr. Heim is the Chief Executive Officer of HelpSystems, a leading developer of IT management software, a position he has held since December 2014. Before HelpSystems, he was Chief Executive Officer of Axium, a leading provider of project management and accounting solutions for Architectural and Engineering firms, from January 2013 until its sale to Deltek in June 2014. Prior to Axium, Mr. Heim served as Chief Executive Officer of Amcom Software (now known as Spok, Inc.), a provider mission-critical communications solutions for hospitals, government, and hospitality customers, from 2007 until its sale to USA Mobility in 2011 and then as its President and Chief Executive Officer from 2011 to 2012. Prior to Amcom, Chris was Chief Executive Officer and President of HighJump Software, a software company serving the supply chain management sector, from 1997 until it was acquired by 3M in 2004 and then as its president and General Manager from 2004 to 2006. Mr. Heim is a member of the board of directors of Calabrio, Inc. and Field Nation, LLC, and previously served as a director of USA Mobility (now known as Spok, Inc.) from 2011 to 2013.

        Mr. Heim will bring broad and extensive business expertise to our Board of Directors. In particular, his experience in building leading software and services with recurring revenue models will enhance our Board's oversight of our organic and acquisition-related growth initiatives.

  Sally J. Smith, age 59

        Ms. Smith is President and Chief Executive Officer of Buffalo Wild Wings, Inc., a restaurant company, a position she has held since 1996. Ms. Smith has announced her plans to retire from Buffalo Wild Wings at the end of calendar 2017 or such time as a successor has been named. She served Buffalo Wild Wings as Chief Financial Officer from 1994 to 1996. Ms. Smith was Controller, from 1984 to 1987, and Chief Financial Officer, from 1987 to 1994, of Dahlberg, Inc., a manufacturer of hearing aids. She began her career with KPMG LLP, an international accounting and consulting firm. Ms. Smith is a member of the Board of Directors of Buffalo Wild Wings Inc., Alerus Financial Corporation, Allina Health System, Hormel Foods Corporation and the National Restaurant Association.

        Ms. Smith's experience as an executive leader of a public company will contribute to our Board of Directors. Her acumen in restaurant and food service operations will be especially useful in our Board's oversight of our continuing expansion of Digi Smart Solutions. Her strong background in accounting and financial accounting will also be a valuable addition to the Board.

Directors Whose Terms Expire in 2020

  Satbir Khanuja, Ph.D., age 50

        Dr. Khanuja has been a member of our Board of Directors since June 2013 and has been elected to serve as its non-executive Chairman, effective upon Mr. Priesmeyer's retirement from the Board at the 2018 Annual Meeting of Stockholders. He was President and Chief Executive Officer of DataSphere Technologies, Inc., an online marketing company, from 2008 until the company was acquired in May 2017. Dr. Khanuja served as Senior Vice President of Marketing and Business Development of Second Space, Inc., an online services company operating a network of immersive lifestyle-oriented web sites, from 2006 to 2008. Prior to that, he held a variety of roles at Amazon.com from 1999 to 2006, including Vice President IMDb.com and Amazon In-Theater and Vice President, Worldwide Traffic. Before joining Amazon.com, Dr. Khanuja was an Engagement Manager with McKinsey & Company from 1998 to 1999.

        Dr. Khanuja provides the Board with extensive leadership experience in marketing, operations and strategy. His role in the development of internet based businesses is very valuable as the Company develops cloud-based application solutions such as Digi Smart Solutions and operates the Digi Device Cloud™.

  Ronald E. Konezny, age 49

        Mr. Konezny has served as a member of our Board of Directors and as our President and Chief Executive Officer since December 2014. From September 2013 to December 2014, he served as Vice President, Global Transportation and Logistics at Trimble Navigation Limited, a global provider of navigation and range-finding equipment and related solutions. From August 2011 to September 2013, he served as General Manager of Trimble's Global Transportation and Logistics division. From 2007 to September 2013, he served as Chief Executive Officer of PeopleNet, Inc., a provider of telematics solutions for the transportation industry, which was acquired by Trimble in 2011. Mr. Konezny founded PeopleNet in 1996 and served in various other roles, including Chief Technology Officer, Chief Financial Officer and Chief Operating Officer, before serving as its Chief Executive Officer. Mr. Konezny also serves on the board of directors of I.D. Systems, Inc.

        Mr. Konezny has extensive experience in the wireless M2M industry working with solutions comprised of hardware and cloud-based applications. He brings extensive leadership experience in corporate strategy, manufacturing, operations, technology, finance and business development to the Board.

Directors Whose Terms Expire in 2019

  Spiro C. Lazarakis, age 62

        Mr. Lazarakis has served as a member of our Board of Directors since July 2015. He served in various roles at Ernst & Young LLP from 1989 until his retirement in July 2015, including most recently as lead partner in charge of audit services for a number of technology companies. Mr. Lazarakis was one of the most experienced assurance partners in Ernst & Young's Northern California Technology practice. He has over 35 years of experience serving technology companies, ranging from large multinationals to smaller, pre-public growth companies and venture-backed start-up entities. He focused on serving companies in the Internet, software, networking, Software-as-a-Service and semiconductor sectors. He served Blue Coat Systems, Juniper Networks and Infoblox among others during his career. Mr. Lazarakis also serves as a director of Venture Lending & Leasing VIII, LLC, a provider of debt and equity financing to early and late stage venture capital backed technology companies.

        As a former assurance partner with Ernst & Young, Mr. Lazarakis has extensive high technology industry knowledge, leadership experience in management of audit and financial matters and provides expertise to our Board of Directors in such areas as finance, mergers and acquisitions, internal controls, risk management and auditing. Mr. Lazarakis' experience qualifies him as an Audit Committee financial expert.

  Ahmed Nawaz, age 68

        Mr. Nawaz has been a member of our Board of Directors since October 2006. From May 2013 until October 2015, Mr. Nawaz served as Executive Vice President of Worldwide Sales of Conexant Systems, Inc., a global manufacturer of semiconductors. Prior to joining Conexant, Mr. Nawaz was Executive Vice President, Wireless Solutions Group at Spansion Inc. from October 2010 until November 2011 when he retired from his employment with that company. From July 2009 to October 2010, Mr. Nawaz was Executive Vice President of Worldwide Sales, Marketing and Corporate Development at Spansion Inc. and from November 2006 to June 2009, he was Executive Vice President for the Wireless Solutions Division at Spansion Inc. In March 2009, Spansion Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. Mr. Nawaz was a management consultant during 2006. Prior to that, Mr. Nawaz was Executive Vice President, Worldwide Sales of Agere Systems Inc., a provider of integrated circuit solutions, from 2001 to 2005. Mr. Nawaz was President of Worldwide Sales, Strategy and Business Development, from 2000 to 2001 and President, Integrated Circuits Division, from 1998 to 2000 of Lucent's Microelectronics and Communications Technologies Group. He joined AT&T in 1992 and moved to Lucent following its spin-off from AT&T in 1996. Mr. Nawaz was Vice President of Lucent's Network Communications business unit from 1996 to 1998. While at AT&T, he was Vice President of the Applications business unit from 1994 to 1995. Prior to joining AT&T, Mr. Nawaz was at Texas Instruments where he was responsible for the personal computer business unit from 1990 to 1992 and also held various marketing and product management positions.

        As a highly accomplished world-wide executive in the semiconductor and telecommunications industries, Mr. Nawaz has extensive leadership expertise in sales, marketing, distribution, industry strategy and international management. His valuable experiences leading and managing large global operations with semiconductor and wireless technologies give Mr. Nawaz particular insights and perspectives important to the Board of Directors for future direction of our Company. In addition, Mr. Nawaz's executive multinational management experiences in sales and product management, particularly in Asia Pacific, lend global technology insights to the Board's view of future strategic direction.

Director Independence

        None of the directors or director nominees are related to any other director, director nominee or executive officer of our Company. Our Board of Directors has determined that Messrs. Lazarakis, Nawaz, Priesmeyer and Rishi and Dr. Khanuja, constituting a majority of the Board, are "independent directors" as defined in the applicable listing standards of the Nasdaq Stock Market ("Nasdaq"). The

Board has determined that Mr. Heim and Ms. Smith, two director nominees, will be "independent directors" if elected to the Board.

Board Leadership Structure

        Our Company does not have a written policy with respect to separation of the roles of Chief Executive Officer and Chairman because our Board of Directors believes it is in the best interests of our stockholders to make that determination based on the applicable circumstances. However, our Board has a policy that whenever the roles of Chief Executive Officer and Chairman are combined, the Board will appoint an independent lead director.

        In December 2014, our Board of Directors appointed Mr. Priesmeyer to serve as non-executive Chairman at the same time as it appointed Mr. Konezny to serve as a director and as our Chief Executive Officer. The Board believed Mr. Priesmeyer's tenure as a member of the Board and his familiarity with our business has qualified him to serve as our non-executive Chairman.

        Our Board of Directors has appointed Dr. Khanuja to serve as non-executive Chairman effective upon Mr. Priesmeyer's retirement from the Board at the 2018 Annual Meeting of Stockholders. The Board believes Dr. Khanuja's tenure as a member of the Board and his familiarity with our business qualifies him to serve as our non-executive Chairman. Dr. Khanuja's service on our Nominating and Governance Committee, and his current service as Chairman of that committee, position him well to assume the responsibilities of non-executive Chairman.

        The Board has determined that, based on the current characteristics and circumstances of the Company at this time, separating the roles of Chairman and Chief Executive Officer is appropriate and in the best interests of our stockholders.

        Our non-executive Chairman (i) presides as chair of meetings of our Board of Directors; (ii) organizes, convenes and presides over executive sessions of the independent directors, (iii) serves as a liaison between the Chief Executive Officer and the independent directors, (iv) consults with the Chief Executive Officer and other members of management in establishing schedules and agendas for meetings of the Board, and (v) serves in such other capacities with such other duties as the independent directors may determine from time to time. The Board has determined that this leadership structure is appropriate given the specific characteristics and circumstances of the Company at present.

The Board's Role in Risk Oversight

        The Board of Directors is involved actively in the oversight of risks facing our Company and endeavors to provide management with guidance on the mitigation of identified risks. While the Board generally is responsible for risk management, including risks related to our overall operations, certain committees of the Board are responsible for specific areas of risk relating to their respective focuses:

  •
  Our Audit Committee is responsible for the oversight of financial risk relating to our consolidated financial statements, financial reporting processes and internal controls over financial reporting.

  •
  Our Compensation Committee is responsible for the oversight of company-wide compensation risk and reviews on an annual basis whether the risks arising from our compensation policies and practices with respect to our employees generally are reasonably likely to have a material adverse effect on the Company.

  •
  Our Nominating and Governance Committee monitors the risks related to our governance structure, policies and procedures.

        The chair of each committee is responsible for reporting to the full Board of Directors the activities of the committee, the significant issues that have been presented to or otherwise discussed by the committee, and the committee's final determination with respect to such issues, as appropriate. By leveraging the particular competencies of its committees, the Board actively utilizes its leadership structure to administer its role in the risk oversight of the Company.

Risks Arising from Compensation Policies and Practices

        Our management recently conducted an evaluation of the risks arising from our company-wide compensation policies and practices with respect to employees. Management prepared a report and analysis of our compensation policies and practices and concluded that they do not create risks that are reasonably likely to have a material adverse effect on our Company. In connection with its risk oversight role, our Compensation Committee reviewed management's analysis and conclusions.

Committees of the Board of Directors and Meeting Attendance

        The Board of Directors met 40 times during fiscal 2017. The number of meetings held during fiscal 2017 reflects a significant number of meetings held as part of the Board's evaluation of the unsolicited proposal we received from a third party early in fiscal 2017. All directors attended at least 75% of the meetings of the Board and of the Committees on which they served during fiscal 2017. We have an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The following is a description of the functions performed by each of these committees.

        We do not have a policy regarding attendance of members of our Board of Directors at annual meetings of our stockholders. Mr. Konezny and Mr. Priesmeyer attended the January 2017 Annual Meeting of Stockholders.

  Audit Committee

        Our Audit Committee presently consists of Messrs. Lazarakis (Chairman), Priesmeyer and Rishi and Dr. Khanuja. Our Board of Directors has determined that all members of the Audit Committee are "independent" as that term is defined in the applicable Nasdaq listing standards and regulations of the SEC. The Board has determined that all members are financially literate as required by the applicable Nasdaq listing standards. The Board has determined that Messrs. Lazarakis and Priesmeyer are each an "audit committee financial expert" as defined by applicable regulations of the SEC. The Audit Committee oversees our accounting, internal controls and financial reporting process by, among other things, taking action to oversee the independence of and annual audit by the independent registered public accounting firm and selecting and appointing the independent registered public accounting firm. The Audit Committee also provides oversight of the company's internal audit processes and, as discussed below under "Related Person Transaction Approval Policy", is responsible for the review and approval or ratifications of transactions under our Related Person Transaction Approval Policy. The Audit Committee met six times during fiscal 2017. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, a copy of which is available on the Investor Relations section of our website, www.digi.com. The Audit Committee reviews the Audit Committee Charter annually and may make recommendations to the Board for revision of the Audit Committee Charter to reflect changing circumstances and requirements.

  Compensation Committee

        We have a Compensation Committee presently consisting of Messrs. Nawaz (Chairman), Lazarakis and Rishi. Our Board of Directors has determined that all members of the Compensation Committee are "independent" as that term is defined in the applicable Nasdaq listing standards. The Compensation Committee determines the compensation of the Chief Executive Officer and all other executive officers. With respect to employees other than executive officers, the Compensation Committee oversees general compensation policies and reviews the annual incentive compensation structure. The Compensation Committee also oversees our benefit plans and our equity incentive and employee stock purchase plans. The Compensation Committee met six times during fiscal 2017. The responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter, a copy of which is available on the Investor Relations Section of our website, www.digi.com. The Compensation Committee reviews the Compensation Committee Charter annually and may recommend to the Board revisions to the Compensation Committee Charter to reflect changing circumstances and requirements. The processes and procedures used by the Compensation Committee for considering and determining executive and director compensation are described below under "Executive Compensation—Compensation Discussion and Analysis" starting on page 14.

  Nominating and Governance Committee

        We have a Nominating and Governance Committee, presently consisting of Dr. Khanuja (Chairman) and Messrs. Priesmeyer and Nawaz. Our Board of Directors has determined that all members of the Nominating and Governance Committee are "independent" as that term is defined in the applicable Nasdaq listing standards. The Nominating and Governance Committee selects candidates as nominees for election as directors, advises the Board about the appropriate composition of the Board and its committees and oversees corporate governance matters. The Nominating and Governance Committee met four times during fiscal 2017. The responsibilities of the Nominating and Governance Committee are set forth in the Nominating and Governance Committee Charter, a copy of which is available on the Investor Relations Section of our website, www.digi.com. The Nominating and Governance Committee reviews the Nominating and Governance Committee Charter annually and may recommend to the Board revisions to the Nominating and Governance Committee Charter to reflect changing circumstances and requirements.

Director Nominee Selection Process and Criteria

        The Nominating and Governance Committee generally identifies director candidates based upon suggestions from current directors and senior management, recommendations by stockholders and/or use of a director search firm. Stockholders who wish to suggest qualified candidates should write to: Digi International Inc., 11001 Bren Road East, Minnetonka, MN 55343, Attention: Chairman, Nominating and Governance Committee. All recommendations should state in detail the qualification of such persons for consideration by the Committee and should be accompanied by an indication of the person's willingness to serve. The Nominating and Governance Committee will consider candidates recommended by stockholders in the same manner that it considers all director candidates.

        Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders. We do not have a formal policy regarding the consideration of diversity in identifying director nominees.

        The Nominating and Governance Committee will consider, at a minimum, the following factors in nominating existing and potential new members of the Board, in addition to other factors it deems appropriate based on the current needs and desires of the Board:

  •
  demonstrated character and integrity, an inquiring mind, experience at a strategy/policy setting level, sufficient time to devote to our affairs, and high-level managerial experience;

  •
  whether the member/potential member is subject to a potentially disqualifying factor, such as, relationships with competitors, customers, suppliers, contractors, counselors or consultants, or recent previous employment with us;

  •
  the member's/potential member's independence;

  •
  whether the member/potential member assists in achieving a mix of members on the Board that represents a diversity of background and experience, including with respect to age, gender, international background, race and specialized experience;

  •
  whether the member/potential member has general and strategic business management experience and financial experience with companies of a similar size that operate in the same general industry as us;

  •
  whether the member/potential member, by virtue of particular experience, technical expertise, or specialized skills, will add specific value as a member of the Board; and

  •
  any factors related to the ability and willingness of a new member to serve, or an existing member to continue his/her service.

Stockholder Communications with the Board of Directors

        Stockholders may communicate with our Board of Directors by addressing correspondence to our principal executive office, identified above, Attention: Chairman. The non-executive Chairman will forward communications directed at particular members of the Board directly to the particular members. Communications directed to the Board in general will be handled by the non-executive Chairman.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is comprised entirely of independent, outside directors. No member of this committee was at any time during fiscal 2017 or at any other time an officer or employee of the Company or any of our subsidiaries or affiliates, or has had any relationship with our Company requiring disclosure in our Proxy Statement other than service as a director. None of our executive officers has served on the board of directors or on the compensation committee of any other entity, any officers of which served either on our Board of Directors or its Compensation Committee.

Audit and Non-Audit Fees

        The following table presents fees for fiscal 2017 and 2016 for professional services performed by Grant Thornton and PricewaterhouseCoopers LLP, respectively, for the audit of our annual consolidated financial statements, the review of our interim consolidated financial statements for each quarter in fiscal 2017 and 2016, and all other services performed:

	Fiscal Year Ended September 30,
	2017	2016
Audit Fees(1)	$687,459	$1,053,796
Audit-Related Fees	—	—
Tax Fees	—	45,738
All Other Fees	—	—

Total	$687,459	$1,099,534

(1)
The fiscal 2016 audit fees includes $173,761 of fees to PricewaterhouseCoopers LLP incurred in fiscal 2017 related to additional services in association with the fiscal 2016 material weakness, successor auditor reviews and other fiscal 2016 audit related services.

        The audit fees reported above relate to services performed by Grant Thornton LLP in fiscal 2017 and PricewaterhouseCoopers LLP in fiscal 2016 for the audit of our annual consolidated financial statements, the review of our interim consolidated financial statements for each quarter in fiscal 2017 and 2016, the review of activity related to acquisitions and divestitures, and a registration statement filed in connection with our equity compensation plan. The tax fees reported above for fiscal 2016 include fees for the review of amended U.S. federal returns. The Audit Committee pre-approved all of the services described above pursuant to engagements that occurred in fiscal 2017 and 2016.

        The Audit Committee's current practice on pre-approval of services performed by the independent registered public accounting firm is to approve annually all audit services and each recurring permissible non-audit service to be provided by the independent registered public accounting firm during the fiscal year. In addition, the Audit Committee may pre-approve other non-audit services during the year on a case-by-case basis, and delegates authority to grant such pre-approvals during the year between Audit Committee meetings to the Audit Committee Chairman. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the independent registered public accounting firm's independence.

Report of the Audit Committee

        The role of our Audit Committee, which is composed of four independent non-employee directors, is one of oversight of our management and our independent registered public accounting firm in regard to our financial reporting and our internal controls respecting accounting and financial reporting. The Audit Committee also considers and pre-approves any non-audit services provided by our independent registered public accounting firm to ensure that no prohibited non-audit services are provided by the independent registered public accounting firm and that the independent registered public accounting firm's independence is not compromised. In performing its oversight function, the Audit Committee relies upon advice and information received in its discussions with our management and independent registered public accounting firm.

        The Audit Committee has (i) reviewed and discussed our audited consolidated financial statements for the fiscal year ended September 30, 2017 with our management and with Grant Thornton LLP, our independent registered public accounting firm for such year; (ii) discussed with Grant Thornton LLP the matters required to be discussed by the applicable Public Company Accounting Oversight Board standards regarding communication with audit committees; and (iii) received the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP their independence.

        Based on the review and discussions with management and our independent registered public accounting firm referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017 for filing with the SEC.

Spiro C. Lazarakis (Chairman)
Satbir Khanuja, Ph.D.
William N. Priesmeyer
Girish Rishi

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This compensation discussion and analysis (sometimes referred to in this Proxy Statement as the "CD&A"):

  •
  Describes compensation philosophy, objectives and programs and contains details of actual and targeted compensation of our named executive officers (referred to elsewhere in this CD&A as "Named Executives"). For fiscal 2017 these individuals included:

  •
  Ronald E. Konezny, our Chief Executive Officer and President;

  •
  Michael C. Goergen, our Senior Vice President, Chief Financial Officer and Treasurer;

  •
  Kevin C. Riley, our Senior Vice President, Global Sales and Chief Operating Officer;

  •
  David H. Sampsell, our Vice President of Corporate Development, General Counsel and Corporate Secretary; and

  •
  Joel K. Young, who served as our Senior Vice President, Research and Development and Chief Technology Officer during all of fiscal 2017 and departed the Company on October 1, 2017.

  •
  Describes the process used to determine our compensation program elements and targets; and

  •
  Provides details of each element of our Named Executive compensation program, including targeted and actual compensation for fiscal 2017.

  Executive Summary

        Our compensation philosophy is built on a foundation of pay-for-performance and rewards Named Executives for positive developments in the results of our Company and the price of our Common Stock over time. Below is a comparison of our total stockholder returns for the past one, three and five most recently completed fiscal years as compared to the median total stockholder returns for the same periods of our fiscal 2018 peer group listed on page 19 and modified as noted below.

Digi International Inc. vs. Peer Group
Total Stockholder Return (TSR)

Data Source: Yahoo Finance, Adjusted Closing Price(s)

        Total stockholder return was calculated using the average stock price of the ten trading days up to and including September 30, 2017 for all periods presented. Aerohive Networks was excluded from the 5-Year total stockholder return calculations as trading data is unavailable prior to March 2014. MRV Communications and ShoreTel, Inc. were both acquired prior to September 30, 2017 and are excluded from all periods presented.

        Decisions regarding fiscal 2017 compensation for our Named Executives, as discussed in more detail in this CD&A, were made in accordance with our pay-for-performance philosophy and evaluated in light of available information regarding the compensation practices of our relevant peer group.

  •
  Base pay was consistent with general market practices and pay levels of our comparable peer group. Base salary increases are considered for Named Executives based on competitive market pay levels and individual performance. Base salaries for all Named Executives remained constant for fiscal 2017 and 2018.

  •
  No annual cash incentives were paid as a result of our lower-than-expected performance against annual financial metrics.

  •
  Stock option and restricted stock unit grants were awarded based on market practices, our fiscal 2016 performance against our goals, our relative performance against our peer group, executive performance, retention goals, individual potential and our desire to incent Named Executives for the long-term with equity awards that require our share price to increase to create value and align the interests of Named Executives with our stockholders.

        As discussed in further detail in this CD&A, we believe we exercise sound executive compensation management practices, including:

  •
  Independent oversight of compensation programs by our Compensation Committee and their use of external consultants as needed;

  •
  Balanced compensation programs that emphasize pay-for-performance, alignment with stockholder value creation, and attraction and retention of key talent without creating undue risk, including the adoption of a clawback policy in October 2014 and stock ownership guidelines in November 2014;

  •
  Competitive compensation levels that are supported by our peer group compensation practices; and

  •
  Multiple compensation program elements that emphasize short and long term business strategies and performance.

  Fiscal 2017 "Say on Pay" Advisory Vote on Executive Compensation

        At our annual stockholders meeting held on January 30, 2017, greater than 80% of the votes cast approved, on an advisory basis, the compensation of our Named Executives as disclosed in the proxy statement for that annual meeting. Our Compensation Committee has considered the results of that vote in its subsequent deliberations, and no changes have been made in compensation policies or practices as a result of the vote because of the stockholder support for our executive compensation evidenced by the voting results.

  Compensation Philosophy

        The philosophies that drive our compensation program design and objectives are:

  •
  Incent Named Executives to advance the Company's business and financial objectives through a "pay-for-performance" culture that ties the compensation of our Named Executives to the performance of the individual, the Company, and the price of our Common Stock.

  •
  Attract and retain qualified executive talent by providing competitive compensation packages.

  •
  Align Named Executive focus on Company financial performance and stockholder value creation by providing balanced compensation programs. Balance is achieved through plans that reward for the advancement of long-term strategic business objectives and annual financial objectives.

  •
  Ensure that the design of our compensation program does not encourage Named Executives to take unnecessary or undesirable risks.

  Responsibility for Determining Executive Compensation

        Our Compensation Committee (referred to in this CD&A as the "Committee") reviews and approves all executive compensation programs and the specific compensation arrangements with each of our Named Executives. The Committee also provides general oversight of our compensation plans. The Committee is composed of three independent, non-employee directors as defined by the SEC, Nasdaq and the Internal Revenue Code. The Committee maintains responsibility for overseeing the independence of any compensation consultant that it retains. A brief summary of the role of the Committee is found in "Committees of the Board of Directors and Meeting Attendance" in this Proxy Statement.

        The Committee periodically retains the services of a third party consultant to provide guidance and recommendations on compensation strategy, program design, peer group selection, and market compensation trends. The Committee also has utilized a third party consultant to recommend peer group companies and to determine peer group and/or larger market compensation levels. Members of management participate in Committee meetings at the Committee's request. Our Senior Vice President, Chief Financial Officer and Treasurer oversees our human resources department and contributes analysis on market trends, peer group compensation levels and compensation levels of companies in our broad technology industry category to the Committee. Our Chief Executive Officer provides recommendations on the compensation of other Named Executives. Our Vice President, Corporate Development, General Counsel and Corporate Secretary generally serves as Secretary of Committee meetings. In fiscal 2015, the Committee retained Radford Consulting, a business unit of AON Hewitt, to provide recommendations on peer group selection, competitive benchmark data for our executive positions, peer group and industry trends on compensation plan design, and advice on compensation program design for fiscal 2016 compensation. In fiscal 2017, the Committee used the same methodology presented by Radford in fiscal 2015 and used certain information from Radford's database to collect benchmarking information for fiscal 2018 compensation.

  Compensation Determination Process

        Compensation targets are set for each Named Executive based on a number of factors, including:

  •
  Compensation levels of comparable positions at companies in our peer group and our broad technology industry with comparable annual revenues and market caps;

  •
  Each Named Executive's performance against annual objectives;

  •
  The qualifications of the Named Executive and the potential for positive performance in the future;

  •
  The achievement of strategic goals to which the Named Executive is held accountable;

  •
  The recommendations of the Chief Executive Officer (except with respect to his own compensation); and

  •
  Current financial conditions, goals and performance of the Company.

  Compensation Benchmarking

        To determine a range of competitive compensation for comparable jobs, the Committee reviews compensation data for a group of peer companies. The Committee also considers third party survey data of companies in our broad technology industry category with comparable annual revenues to supplement peer group data.

  Cash Compensation

        The Committee generally sets base salaries for Named Executives to fall between the 25th and 60th percentile of comparable positions at peer group companies. Determination of the base salary level is based on the compensation determination factors listed above, with specific focus on the nature of the position, the Named Executives' skills and potential, as well as past performance results. Currently, the base salaries of our Named Executives comprise 50% to 63% of their total annual cash compensation target, which places significant emphasis on annual incentive compensation. This supports our pay-for-performance philosophy as the Company will need to meet or exceed Company financial targets for Named Executives to realize their full annual cash compensation potential.

        Total cash compensation, when earned, is targeted to result in Named Executive total cash compensation falling on average between the 40th and 75th percentile of the comparable peer group positions if all financial metrics associated with annual incentive compensation are achieved or exceeded. By design, actual total cash compensation for Named Executives could fall below this range if we do not achieve all of our financial metrics in the fiscal year, and could fall above this range if we exceed our financial metrics in the fiscal year.

  Equity Compensation

        The Committee awards stock options and restricted stock units to Named Executives based on the following factors:

  •
  The value of equity awards within our peer group for comparable positions. The Committee considers ranges of equity between the 25th and 75th percentile;

  •
  Each Named Executive's past performance and potential for the Named Executive to contribute to Company success in the future; and

  •
  The strategic impact of the Named Executive's position and necessity to retain the Named Executive.

        Excluding new hire equity awards, actual equity compensation awards for Named Executives in fiscal 2017 and fiscal 2018 were within the 25th and 50th percentile of peer group long-term incentive amounts. Equity grants for newly hired officers in our industry suggest an initial grant in the range of 2.0 to 4.0 times that of an annual equity award, depending on the position.

  Fiscal 2017 Compensation Benchmarking

        For fiscal 2017, the Committee analyzed the base salary, annual cash incentives and equity incentive elements and levels for our Named Executives. This analysis consisted of the following:

  •
  A review of our fiscal 2016 peer group and industry to assess whether modifications were appropriate based on our business model, financial metrics, and appropriate competitors within our general market. The final peer group for fiscal 2017 included:

Aerohive Networks	MRV Communications, Inc.
Calamp Corp.	Novatel Wireless, Inc.
Calix Inc.	Numerex Corp.
Comtech Telecommunications Corp.	PCTEL, Inc.
EMCORE Corporation	Radisys Corporation
Extreme Networks Inc.	ShoreTel, Inc.
KVH Industries Inc.	Sierra Wireless Inc.
Maxwell Technologies, Inc.	Sonus Networks, Inc.
Mercury Systems, Inc.	Telenav, Inc.
  •
  A comparison of our compensation elements and levels against the fiscal 2017 peer group to determine our overall market percentile position on each element as well as our total cash compensation and total equity compensation.

  •
  A comparison of our compensation elements and levels against companies in our broad technology industry category based on data obtained from Radford's publicly available independent third party compensation survey. This survey data contained competitive information for high technology companies in our broader industry and revenue categories. This broader survey data was used in conjunction with the peer group data.

        The Committee considered this competitive analysis report, in addition to the compensation determination factors described above, to determine the appropriate base salary, annual cash incentive targets and equity incentive awards for fiscal 2017.

  Fiscal 2018 Compensation Benchmarking

        For fiscal 2018, the Committee followed the same methodology applied by Radford Consulting in the prior year to analyze the base salary, annual cash incentives and equity incentive elements and levels for our Named Executives. A review of our fiscal 2017 peer group and industry to assess whether modifications were appropriate based on our current business model, financial metrics, and appropriate competitors within our general market. Based on that review, Orbcomm Inc. was added and Numerex Corp. was removed as a result of its pending acquisition by Sierra Wireless Inc. The fiscal year 2018 peer group includes:

Aerohive Networks	Mercury Systems
Calamp Corp.	MRV Communications, Inc.
Calix Inc.	Orbcomm Inc.
Comtech Telecommunications Corp.	PCTEL, Inc.
EMCORE Corporation	Radisys Corporation
Extreme Networks Inc.	ShoreTel, Inc.
Inseego Corporation(1)	Sierra Wireless Inc.
KVH Industries Inc.	Sonus Networks, Inc.(2)
Maxwell Technologies, Inc.	Telenav, Inc.

(1)
Sonus Networks, Inc. changed its name to Ribbon Communications Inc. in November 2017.

(2)
Novatel Wireless, Inc. changed its name to Inseego Corporation in November 2016.

  Compensation Program Elements

  Total Cash Compensation

        To determine the allocation of compensation among each of our cash compensation program elements, we consider the practices of companies within our peer group as well as our compensation philosophy of maintaining a strong pay-for-performance environment. The portion of the Named Executive's total cash compensation dependent on annual incentive differs by position. For instance, while we want our Chief Financial Officer to be concerned with our financial performance, an important part of his job is to oversee our financial controls and reporting. As such, his targeted level of annual incentive is lower than that of other Named Executives, and a higher emphasis is placed on base salary.

        The target total cash compensation for Named Executives in fiscal 2017 was established as follows:

Name	Annual Base Salary ($)	Target Annual Cash Incentive ($)	Target Annual Cash Incentive as % of Base Salary (%)	Target Total Cash Compensation ($)
Ronald E. Konezny	465,000	465,000	100	930,000
Michael C. Goergen	290,000	174,000	60	464,000
Kevin C. Riley	285,000	246,500	86	531,500
David H. Sampsell	270,000	121,500	45	391,500
Joel K. Young(1)	275,000	187,000	68	462,000

(1)
Mr. Young departed all positions with the Company on October 1, 2017.

        After a review of our compensation targets against our peer group and broader survey group practices and the Company's performance in fiscal 2017, the Committee determined to maintain cash compensation targets for fiscal 2018 at the same levels as 2017.

          Base Salaries

        Base salary levels reflect the Committee's compensation philosophy of favoring compensation, as appropriate, that is contingent on the achievement of performance objectives while providing a market competitive level of salary that will allow us to attract and retain talent. This translates to base salary levels for our Named Executives that fall between the 25th and 60th percentile of our peer group. Base salaries are reviewed annually but are not automatically increased. Adjustments are approved by the Committee based upon changes in competitive market data and the compensation determination factors listed earlier in this CD&A.

        Based on economic factors of the business, our competitive market analysis for each position and the individual's past performance, base salaries for all Named Executives remain unchanged for fiscal 2018.

          Annual Cash Incentives

        Our annual cash incentive program provides Named Executives the opportunity to receive cash incentive payments depending on the degree to which we achieve or exceed quarterly and annual financial goals. This incentive typically has been tied to achievement of revenue and EBITDA. The Plan historically has required a minimum threshold of performance against goal to earn any payment, and a maximum payment opportunity. Annual cash incentives are paid following our Compensation Committee's review and approval of our annual results. Quarterly cash incentive payments are paid upon the release of our quarterly unaudited consolidated financial statements.

        Cash incentive plan metrics and potential cash incentive amounts are determined by the Committee near the start of each fiscal year based upon elements of our board-approved operating plan for that year. In some years, the metrics have included other objective measurements of quarterly or annual financial success as approved by the Committee. The Committee approves plan elements and targets that they believe will support continued growth and creation of stockholder value.

        The annual cash incentive component pays out based on performance if the Named Executive remains employed with us for the full year. In the event the employment of a Named Executive is terminated without cause during the year, payment of the annual incentive component will be predicated on their employment agreement.

        The Committee also reserves the right to award discretionary cash bonuses based upon its assessment of a Named Executive's performance and contributions.

  Fiscal 2017 Cash Incentive Compensation

        For fiscal 2017, the Committee established an annual cash incentive plan for Named Executives designed to incent and reward profitable growth of the Company. Performance was measured based on achievement of annual revenue and earnings before interest, taxes and amortization (EBITDA) goals. The Company did not meet the threshold levels of performance for either revenue or EBITDA and our Named Executives did not receive payments under the annual cash incentive plan for fiscal 2017.

        The annual cash incentive for fiscal 2017 was dependent on achievement of annual financial goals. The plan provided for payment between 50% and 300% of a target. Upon achievement of both threshold revenue and threshold EBITDA, 50% of target would have been earned; 100% of target would have been earned upon full achievement of revenue and EBITDA goals. Additional incentives up to 300% of target could have been earned upon achievement of incremental revenue and EBITDA beyond their respective goals. The Compensation Committee had discretion to determine additional payments due for incremental EBITDA performance above 300% of goal.

        The plan provided for a payment of 15% of the Named Executives' annual incentive target after each of the first three quarters of the fiscal year that the Company achieved threshold revenue and EBITDA. The final annual incentive due was evaluated based on annual results and performance against revenue and EBITDA goals. None of the quarterly or annual thresholds for revenue or EBITDA were satisfied for fiscal 2017. The final payment would have been determined by multiplying the Named Executives' annual incentive target by the annual achievement of revenue and EBITDA and subtracting the quarterly payments already received. The revenue and EBITDA components of the annual cash incentive plan were set and measured exclusive of the impact of the two acquisitions that we completed during the fiscal year. The Committee was also authorized to adjust the incentive payout by up to 25% upwards or downwards based on individual performance.

        The cash incentive plan metrics and achievement percentages for the 2017 plan for Named Executives tied to total company performance are set forth in the below tables (dollar amounts in thousands):

	Revenue				EBITDA(1)
Period	Threshold ($)	Goal ($)	Actual ($)	Percent of Goal Achieved (%)	Threshold ($)	Goal ($)	Actual ($)	Percent of Goal Achieved (%)
Fiscal Quarter Ended 12/31/2016	48,321	49,209	45,175	91.8	4,640	4,809	3,997	83.1
Fiscal Quarter Ended 3/31/2017	50,514	51,441	45,615	88.7	4,792	4,967	2,758	55.5
Fiscal Quarter Ended 6/30/2017	52,060	53,016	45,739	86.3	5,677	5,883	2,127	36.2
Fiscal Year Ended 9/30/2017	204,250	208,000	181,634	87.3	21,565	22,350	14,380	64.3

(1)
EBITDA is a non-GAAP financial measure that can be calculated from our audited financial statements by subtracting interest income net of interest expense located on our Consolidated Statements of Operations from income before income taxes and then adding depreciation of property, equipment and improvements and amortization of identifiable intangible assets and other assets, both of which are located on the Consolidated Statements of Cash Flows. We use this metric because we believe it provides a clearer view of operations that were ongoing throughout the entire fiscal year as well as a better comparison of performance year over year.

        The actual incentives earned for fiscal 2017 were:

Name	Total Target Incentive Tied to Quarterly Performance ($)	Actual Incentive Earned for Quarterly Performance ($)	Total Target Incentive Tied to Annual Performance ($)	Actual Incentive Earned for Annual Performance ($)	Target Total Cash Incentive ($)	Actual Total Cash Incentive Earned ($)	Percent of Target Annual Cash Incentive Earned (%)
Ronald E. Konezny	209,250	—	255,750	—	465,000	—	—
Michael C. Goergen	78,300	—	95,700	—	174,000	—	—
Kevin C. Riley	110,925	—	135,575	—	246,500	—	—
David H. Sampsell	54,675	—	66,825	—	121,500	—	—
Joel K. Young(1)	84,150	—	102,850	—	187,000	—	—

(1)
Mr. Young departed all positions with the Company on October 1, 2017.

        A more detailed analysis of our financial and operational performance is contained in the Management's Discussion & Analysis section of our 2017 Annual Report on Form 10-K filed with the SEC.

  Fiscal 2018 Cash Incentives

        For fiscal 2018, the Committee has established an annual cash incentive plan for Named Executives designed to incent and reward profitable growth of the Company. Performance will be measured based on achievement of annual revenue and adjusted EBITDA goals. Adjusted EBITDA is a non-GAAP financial measure that can be calculated from our audited financial statements by subtracting interest income net of interest expense located on our Consolidated Statements of Operations from income before income taxes and then adding depreciation of property, equipment and improvements and amortization of identifiable intangible assets and other assets, both of which are located on the Consolidated Statements of Cash Flows. Further adjustments will be made by adding back non-cash stock compensation, period restructuring charges and certain transaction expenses incurred in connection with acquisitions, divestitures or mergers. The Committee selected this metric because they believe it provides a clearer view of operations that were ongoing throughout the entire fiscal year as well as a more accurate comparison of performance year over year.

        The annual cash incentive for fiscal 2018 is dependent on achievement of annual financial goals. The plan has a provision for payment between 50% and 200% of target. Upon achievement of both threshold revenue and threshold adjusted EBITDA, 50% of target will be earned; 100% of target will be earned upon full achievement of revenue and adjusted EBITDA goals. Additional incentives up to 200% of target will be earned upon achievement of incremental revenue and adjusted EBITDA beyond their respective goals. The Compensation Committee has discretion to determine additional payments due for incremental adjusted EBITDA performance above 200% of goal.

        The plan provides for a payment of 15% of the Named Executives' annual incentive target after each of the first three quarters of the fiscal year that the Company achieves threshold revenue and adjusted EBITDA. The final annual incentive due will be calculated based on annual results and performance against revenue and adjusted EBITDA goals. This final payment is determined by multiplying the Named Executives' annual incentive target by the annual achievement of revenue and adjusted EBITDA and subtracting the quarterly payments already received. The revenue and adjusted EBITDA components of the annual cash incentive plan are set and will be measured exclusive of the impact of any acquisitions activity we may complete during the fiscal year. The Committee can adjust the incentive payout by up to 25% upwards or downwards based on individual performance.

  Equity Incentive Compensation

        Equity incentive compensation is designed to reward demonstrated performance and leadership, motivate future superior performance that drives overall Company growth, aligns the interests of the Named Executive with our stockholders, and allows us to attract and retain talent through the long-term reward potential of this program. Prior to fiscal 2014, we historically provided non-statutory stock options as our only equity vehicle. During fiscal 2014, restricted stock units were added as a second equity vehicle. The introduction of restricted stock units as a type of equity award was done to align our equity incentive compensation with market practices and provide another vehicle, in the form of a full value award, to support our compensation philosophy as defined above. Equity awards are made to Named Executives annually and on other dates that generally correspond to the Named Executive's start date with us, promotions or, in rare cases, an extraordinary performance award. Equity award amounts historically have been based upon competitive equity compensation within our peer group and/or survey group along with the above listed individual factors. Existing ownership levels generally are not a factor in award determinations as we do not want to discourage Named Executives from accumulating Digi stock; however, the Committee may take into consideration a Named Executive's previous equity awards and may approve larger awards to newer Named Executives with less equity by reason of their shorter tenure.

        Stock options have an exercise price equal to the closing price of a share of Digi Common Stock on the grant date. As a result, stock options only have value to the extent the price of Digi stock on the date of exercise exceeds the exercise price on the date of the grant. For this reason the Committee believes that stock options are a motivational and performance tool to drive stockholder value.

        Generally, stock options become exercisable as to one-fourth of the shares beginning one year after the grant date and in 36 monthly installments as to the remainder, and have a maximum seven-year term, whereas restricted stock unit awards generally vest as to one-fourth of the shares on each annual anniversary of the grant date. These vesting schedules aid us in retaining our Named Executives and motivating long-term performance. Under our current practice, equity awarded to our Named Executives includes a provision for accelerated vesting upon the permanent disability or death of the executive. In addition, equity awarded to our Named Executives includes a provision for accelerated vesting either upon a change in control or upon termination of employment either without cause by the Company or for good reason by the Named Executive following a change in control. From time to time, at the discretion of the Committee, an equity award may contain different vesting or expiration terms if the Committee deems, that by doing so, we will better achieve our compensation objectives.

        The exercise price of each stock option awarded to the Named Executives and other employees under our equity incentive plans is the closing price of Digi stock on the date of grant. Stock option and restricted stock unit awards generally are made annually after we announce earnings for our fiscal fourth quarter and full fiscal year. Awards for new hires or for promotions and other performance-related awards are also made during the course of the year on a date after we have announced quarterly earnings. In all instances, the grant date for awards is on a date when the Company's trading window is open.

  Fiscal 2017 Equity Awards

        In November 2016, the following stock option and restricted stock unit awards were made to our Named Executives. To determine the size of the awards, the Committee reviewed equity and long term incentive practices of equivalent positions within our peer group positions. The value of the awards was deemed to fall between the 25th and 75th percentile of peer group reported equity and long-term incentive actual awards for the most recent fiscal year. The selection of the value of each award between the 25th and 75th percentile was based on compensation determination factors listed above, most notably, Company performance, individual performance, long-term potential and retention goals. The Company delivers the equity award value 50% in stock options and 50% in restricted stock units. The Company utilizes Black Scholes valuations to calculate stock option shares and the six month average market close price of the stock on the day of the award to calculate restricted stock unit shares.

Name	Options (#)	Restricted Stock Units (#)
Ronald E. Konezny	131,250	46,791
Michael C. Goergen	31,250	11,141
Kevin C. Riley	37,500	13,369
David H. Sampsell	18,750	6,684
Joel K. Young(1)	31,250	11,141

(1)
Mr. Young departed all positions with the Company on October 1, 2017.

  Fiscal 2018 Equity Awards

        For fiscal 2018, the Committee reviewed equity and long term incentive practices of equivalent positions within our peer group positions, and for certain positions, the practices within the broader survey group. The Committee approved equity awards that were deemed as falling between the 25th and 75th percentile of reported equity and long-term incentive awards for the most recent fiscal year of companies in our peer group and our broad technology industry category. The selection of award size between the 25th and 75th percentile was based on the Company's fiscal 2017 performance and the individual factors listed above, most notably, individual performance, long-term potential and retention goals. The Company delivers the equity award value 50% in stock options and 50% in restricted stock units. The Company utilizes Black Scholes valuations to calculate stock option shares and the six month average market close price of the stock on the day of the award to calculate restricted stock unit shares. This resulted in the following option and restricted stock unit awards on November 28, 2017:

Name	Options (#)	Restricted Stock Units (#)
Ronald E. Konezny	125,000	50,607
Michael C. Goergen	43,750	17,713
Kevin C. Riley	37,500	15,182
David H. Sampsell	18,750	7,591

  Other Compensation

        We provide our Named Executives with perquisites and benefits that we believe are reasonable and aligned with our overall Executive compensation program objectives. Named Executives receive the same benefits that are available to all regular full-time employees with the sole addition of a $500,000 supplemental life insurance policy.

  Employment Agreements and Change-in-Control Provisions

        As described below in the section entitled "Employment Contracts; Severance; Termination of Employment and Change-in-Control Arrangements," we have entered into employment agreements with our Named Executives to align their interests with stockholders and attract and retain executives by providing contractual arrangements that address the consequences of significant organization changes. Similarly, in certain circumstances, we may enter into separate transition or severance agreements with Named Executives to facilitate the orderly transition of their responsibilities upon their departure from the Company in a manner that is least disruptive to our organization. When entering into these agreements, the Committee considers market terms for these benefits, although the actual agreements are individually negotiated based on the circumstances of the executive being employed or retained.

  Assessing Risk in our Executive Compensation Program

        The Committee reviews an annual compensation plan risk assessment provided by management. This assessment includes a review of each cash and equity incentive compensation plan within the Company, a discussion on potential risks, and a review of any process controls for effective plan administration. The Committee believes it has implemented an executive compensation program that provides our Named Executives with incentives to drive business and financial results, but not in a manner that encourages excessive or unnecessary risk taking behaviors. This is demonstrated by the following design features:

  •
  Having base salaries that are competitive;

  •
  Utilizing a rigorous process to establish annual and quarterly financial performance metrics for our cash incentive plan that are challenging but achievable;

  •
  For our annual and quarterly cash incentives, utilizing more than one financial metric to determine payment under the plan. This assures Named Executives are not focused on limited aspects of business performance; and

  •
  Providing Named Executives with an opportunity for an annual equity award that vests over a period of four years. This equity accumulation opportunity incents Named Executives to take actions that promote longer term sustainability of our business.

  Compensation Governance Policies

  Clawback Policy

        We maintain a Clawback Policy that governs cash incentive awards to our executive officers. If, after such an award is paid but prior to a change in control, we materially restate our consolidated financial statement because of our company's material noncompliance with applicable financial reporting requirements, then each executive officer who is determined by our Compensation Committee to have engaged in misconduct or negligence contributing to the need for such restatement must repay the net proceeds of such cash incentive award(s). "Net proceeds" means the portion of the payment made with respect to the cash incentive award that the executive officer would not have been entitled to receive if the financial results had been as reported in the restatement, net of taxes paid or payable by the executive officer with respect to the forfeited payment. In addition, if it is determined that any executive officer engaged in intentional misconduct or gross negligence that caused or contributed to the need for the restatement, then such executive officer must repay the entire amount of any cash incentive payment net of taxes paid or payable with respect to the forfeited payment. Our Compensation Committee, in its sole discretion as it deems appropriate, may reduce the forfeiture, return and payment obligations under the Executive Officer Incentive Compensation Clawback Policy. The policy is not intended to limit any other rights our company may have by law for misconduct of an executive officer that caused or contributed to the need for a restatement.

  Stock Ownership Guidelines

        We maintain stock ownership guidelines because our Board of Directors believes that it is in the best interest of the Company and our stockholders for non-employee directors and executive officers to have an equity interest in the Company in order to align their financial interests with those of our stockholders. Our Compensation Committee is responsible for monitoring the application of these guidelines.

        The guidelines specify that each non-employee director and executive officer is expected to own shares of our common stock with a value at least equal to the amount shown in the following schedule:

Leadership Position	Value of Shares
Non-employee Director	1.5 × annual Board retainer (excluding any Board committee retainer)
Chief Executive Officer	1.5 × annual base salary
Senior Vice Presidents and Vice Presidents appointed by the Board	0.5 × annual base salary

        The guidelines were adopted in November 2014. Covered individuals have five years from the date he or she becomes subject to these guidelines (or any heightened ownership level under these guidelines) to achieve compliance with the applicable target value. Shares are counted toward the target value by including fully-vested outstanding shares of which the covered person is deemed to be the "beneficial owner" (pursuant to Section 16 under the Securities and Exchange Act of 1934, as amended) and by including shares subject to a stock option or stock appreciation right to the extent that the award is vested as to those shares and the award is "in-the-money" (i.e., the closing price of a share of the Company's stock on the determination date exceeds the exercise price). Shares subject to a performance based compensatory equity-based award of any kind that has not yet vested and shares subject to a restricted stock unit that has not yet vested are not counted.

        The value of the shareholdings of a covered individual is based on the greater of (i) the closing price of a share of the Company's common stock as of the most recent fiscal year end, or (ii) the "acquisition value" of the shares (the purchase price, if acquired in a market or other arms-length transaction, or its fair market value at the time the receipt of the share was taxable or the share was received in a gift transaction).

        All non-employee directors and executive officers are either in compliance with the stock ownership guidelines or are making progress toward achieving the stock ownership guidelines within the five year period before the guidelines become effective.

  Accounting and Tax Impacts of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally precludes a public corporation from taking a federal income tax deduction for compensation paid in excess of one million dollars per year to certain covered officers. Under this section, compensation that qualifies as performance-based is excludable in determining what compensation amount shall qualify for tax deductibility.

        Our Committee considers our ability to fully deduct compensation in accordance with the one million dollar limitations of Section 162(m) in structuring our compensation programs. However, the Committee retains the authority to authorize the payment of compensation that may not be deductible if it believes such payments would be in the best interests of the Company and our stockholders.

        We believe none of our Named Executives have been compensated in a manner that would be non-deductible under Section 162(m), although for fiscal 2018 the Committee established performance-based goals for our Chief Executive Officer which, if fully achieved, would result in compensation exceeding the one million dollar maximum deductible amount.

Report of the Compensation Committee

        The Compensation Committee has reviewed the above Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Digi's Annual Report on Form 10-K for the year ended September 30, 2017 and this Proxy Statement. This report is provided by the following independent directors, who comprise the Compensation Committee:

Ahmed Nawaz (Chairman)
Spiro C. Lazarakis
Girish Rishi

Summary Compensation Table

        The following Summary Compensation Table contains information concerning all compensation provided to the individuals who served at any time during our fiscal 2017 as Chief Executive Officer or Chief Financial Officer as well as our other three most highly compensated officers (whom we have referred to in the CD&A and here as the "Named Executives"). Information is provided for each of the last three fiscal years when each individual was a Named Executive.

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Ronald E. Konezny(6)	2017	465,000	631,679	642,456	—	11,575	1,750,710
President and Chief Executive	2016	465,000	525,004	564,533	776,550	11,375	2,342,462
Officer	2015	351,346	1,452,500	985,985	434,097	11,375	3,235,303
Michael C. Goergen(7)	2017	290,000	150,404	152,966	—	9,107	602,477
Senior Vice President, Chief	2016	290,000	124,999	134,413	295,887	11,230	856,529
Financial Officer and Treasurer	2015	128,269	509,000	344,030	96,938	5,422	1,083,659
Kevin C. Riley	2017	285,000	180,482	183,559	—	9,531	658,572
Chief Operating Officer	2016	285,000	149,994	161,295	411,655	11,800	1,019,744
	2015	275,000	120,250	90,886	260,114	14,047	760,297
David H. Sampsell	2017	270,000	90,234	91,779	—	9,081	461,094
Vice President of Corporate	2016	270,000	74,997	80,648	202,905	11,987	640,537
Development, General Counsel	2015	260,300	46,250	34,956	135,115	11,904	488,525
and Corporate Secretary
Joel K. Young(8)	2017	275,000	150,404	152,966	—	284,086	862,456
Former Senior Vice President	2016	275,000	124,999	134,413	306,587	11,833	852,832
of Research and Development,	2015	268,000	101,750	76,904	206,477	11,499	664,630
and Chief Technical Officer

(1)
The "Salary" column presents the pre-tax base salary earned during the fiscal year.

(2)
The "Stock Awards" column presents the grant date fair value of restricted stock units granted in the respective fiscal year as computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation—Stock Compensation ("ASC 718"). Accordingly, the grant date fair value was determined by multiplying the number of restricted stock units by the closing stock price on the date of grant. For a description of the vesting terms of the stock awards, see the narrative disclosure under "Grants of Plan-Based Awards" on page [26].

(3)
The "Option Awards" column presents the aggregate grant date fair value of stock option awards granted in the respective fiscal year as computed in accordance with ASC 718. The fair value of each stock option award is estimated on the date of grant using a Black-Scholes option valuation model. We calculated these amounts based on the grant date fair value of the awards using the valuation assumptions set forth in Note 12 to our fiscal 2017 audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2017.

(4)
The "Non-Equity Incentive Plan Compensation" column presents cash bonuses earned under our annual cash incentive plan during the fiscal periods presented.

(5)
Amounts shown in the "All Other Compensation" column include the following:

Name	Year	Digi Contribution to 401(k) Plan ($)	Value of Supplemental Life Insurance Premiums ($)	Severance Payments ($)		Total ($)
Ronald E. Konezny	2017	10,800	775	—		11,575
	2016	10,600	775	—		11,375
	2015	10,600	775	—		11,375
Michael C. Goergen	2017	8,477	630	—		9,107
	2016	10,600	630	—		11,230
	2015	4,792	630	—		5,422
Kevin C. Riley	2017	8,331	1,200	—		9,531
	2016	10,600	1,200	—		11,800
	2015	12,847	1,200	—		14,047
David H. Sampsell	2017	8,413	668	—		9,081
	2016	11,319	668	—		11,987
	2015	11,236	668	—		11,904
Joel K. Young	2017	8,241	845	275,000	(8)	9,086
	2016	10,988	845	—		11,833
	2015	10,654	845	—		11,499
(6)
Mr. Konezny's employment commenced on December 17, 2014.

(7)
Mr. Goergen's employment commenced on April 20, 2015.

(8)
Mr. Young departed all positions with the Company on October 1, 2017. The severance payment reflects the amount he is entitled to receive in connection with his termination of employment.

Grants of Plan-Based Awards for Fiscal 2017

        For services during fiscal 2017, the Named Executives received three types of plan-based awards: (1) cash awards under the annual incentive plan, (2) non-qualified stock option awards granted on November 21, 2016 for Messrs. Konezny, Goergen, Sampsell, Riley and Young and (3) restricted stock unit awards granted on November 21, 2016 for Messrs. Konezny, Goergen, Sampsell, Riley and Young. Each stock option vests as to 25% of the shares subject to the option one year after the date of grant and in 36 monthly installments thereafter as to the rest of the shares, has a seven year term, and has an exercise price equal to the closing price of a share of our Common Stock on the date of grant. Each restricted stock unit vests in four substantially equal increments of twenty-five percent per year on the anniversary date of the grant. The annual incentive plan is described beginning on page 20 and throughout the "Compensation Discussion and Analysis."

						All Other Stock Awards: Number of Shares of Stock or Units(2) (#)		All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)							Exercise or Base Price of Option Awards(3) ($/Sh)	Grant Date Fair Value of Option and Stock Awards(4) ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Ronald E. Konezny	AIP		232,500	465,000	1,395,000
	NQSO	11/21/2016						131,250	(5)	13.50	642,456
	RSU	11/21/2016				46,791	(6)				631,679
Michael C. Goergen	AIP		87,000	174,000	522,000
	NQSO	11/21/2016						31,250	(5)	13.50	152,966
	RSU	11/21/2016				11,141	(6)				150,404
Kevin C. Riley	AIP		123,250	246,500	739,500
	NQSO	11/21/2016						37,500	(5)	13.50	183,559
	RSU	11/21/2016				13,369	(6)				180,482
David H. Sampsell	AIP		60,750	121,500	364,500
	NQSO	11/21/2016						18,750	(5)	13.50	91,779
	RSU	11/21/2016				6,684	(6)				90,234
Joel K. Young(7)	AIP		93,500	187,000	561,000
	NQSO	11/21/2016						31,250	(5)	13.50	152,966
	RSU	11/21/2016				11,141	(6)				150,404

AIP—Annual incentive plan

NQSO—Non-qualified stock option awards

RSU—Restricted stock unit awards

(1)
These columns present possible payments under the annual incentive plan for fiscal 2017. See the Summary Compensation Table for fiscal 2017 (under the column "Non-Equity Incentive Plan Compensation") for the actual amount paid to each Named Executive under the fiscal 2017 annual incentive plan. Threshold refers to the minimum amount payable if each of the annual incentive plan components performed at the minimum threshold level required to earn any incentive. Target refers to the amount payable under all components if specified targets are reached. Maximum refers to the maximum payout possible under the plan.

(2)
The restricted stock units are subject to accelerated vesting if the award is not assumed or replaced in connection with a change in control, or if the award is so assumed or replaced, if the Named Executive's employment is terminated without cause by the successor or for good reason by the Named Executive within 12 months following a change in control.

(3)
The exercise price for the options granted is the closing price of our Common Stock on the Nasdaq Global Select Market on the date of grant, which was November 21, 2016 for Messrs. Konezny, Goergen, Riley, Sampsell and Young.

(4)
This column shows the full grant date fair value under authoritative guidance issued by ASC 718 of the stock options and restricted stock units on the date of grant.

(5)
Scheduled to vest as to 25% of the shares on the first anniversary of the date of grant and thereafter in 36 monthly installments unless earlier accelerated or terminated pursuant to their terms.

(6)
Scheduled to vest as to 25% of the shares on the first anniversary of the date of grant and each anniversary thereafter unless earlier accelerated or terminated pursuant to their terms.

(7)
Mr. Young departed all positions with the Company on October 1, 2017.

Outstanding Equity Awards at Fiscal 2017 Year-End

        The table below provides information on each Named Executive's outstanding equity awards as of September 30, 2017. The equity awards consist of stock options and restricted stock units. The market value of restricted stock units that have not vested equals $10.60, which was the closing price of our Common Stock on Friday, September 29, 2017.

		Option Awards(1)					Restricted Stock Awards(2)
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Units of Stock That Have Not Vested (#)	Market Value of Units That Have Not Vested ($)
Ronald E. Konezny	11/21/2016	—	131,250		13.50	11/21/2023
	11/21/2016						46,791	495,985
	11/19/2015	60,157	71,093		12.63	11/19/2023
	11/19/2015						31,176	330,466
	12/17/2014	162,500	162,500	(3)	8.30	12/17/2022
	12/17/2014						87,500	927,500
Michael C. Goergen	11/21/2016	—	31,250		13.50	11/21/2023
	11/21/2016						11,141	118,095
	11/19/2015	14,323	16,927		12.63	11/19/2023
	11/19/2015						7,422	78,673
	4/28/2015	60,417	39,583		10.18	4/28/2023
	4/28/2015						25,000	265,000
Kevin C. Riley	11/21/2016	—	37,500		13.50	11/21/2023
	11/21/2016						13,369	141,711
	11/19/2015	17,188	20,312		12.63	11/19/2023
	11/19/2015						8,907	94,414
	11/20/2014	23,021	9,479		7.40	11/20/2022
	11/20/2014						8,124	86,114
	11/20/2013	52,708	2,292		10.81	11/20/2021
	1/30/2013	105,000	—		9.59	1/30/2021
David H. Sampsell	11/21/2016	—	18,750		13.50	11/21/2023
	11/21/2016						6,684	70,850
	11/19/2015	8,594	10,156		12.63	11/19/2023
	11/19/2015						4,453	47,202
	11/20/2014	8,854	3,646		7.40	11/20/2022
	11/20/2014						3,124	33,114
	11/20/2013	23,958	1,042		10.81	11/20/2021
	11/20/2012	25,000	—		9.35	11/20/2022
	11/22/2011	15,000	—		10.63	11/22/2021
	4/27/2011	50,000	—		12.07	4/27/2021
Joel K. Young(4)	11/21/2016	—	31,250		13.50	12/30/2017
	11/21/2016						11,141	118,095
	11/19/2015	14,323	16,927		12.63	12/30/2017
	11/19/2015						7,422	78,673
	11/20/2014	19,479	8,021		7.40	12/30/2017
	11/20/2014						6,874	72,864
	11/20/2013	52,708	2,292		10.81	12/30/2017
	11/20/2012	55,000	—		9.35	12/30/2017
	11/22/2011	60,000	—		10.63	12/30/2017
	11/23/2010	70,000	—		9.68	12/30/2017
	11/24/2009	65,000	—		8.03	12/30/2017
	11/25/2008	50,000	—		8.49	12/30/2017
	11/27/2007	35,000	—		15.23	11/27/2017

(1)
Unless otherwise noted, all options are scheduled to vest as of 25% of the shares on the first anniversary of the date of grant and thereafter in 36 monthly installments unless earlier accelerated or terminated pursuant to their terms.

(2)
Unless otherwise noted, all restricted stock units are scheduled to vest as to 25% of the shares on the first anniversary of the date of grant and each anniversary thereafter unless earlier accelerated or terminated pursuant to their terms.

(3)
Scheduled to vest as to 25% of the shares on the first anniversary of the date of grant and each anniversary thereafter unless earlier accelerated or terminated pursuant to their terms.

(4)
Mr. Young departed all positions with the Company on October 1, 2017. All of Mr. Young's unvested equity awards were forfeited upon his termination of employment, and he has 90 days thereafter to exercise his stock options.

Options Exercised and Stock Vested During Fiscal 2017

        The table below provides information regarding stock option exercises and restricted stock units vested by the Named Executives during the fiscal year ended September 30, 2017. None of the Named Executives had any other form of stock award that vested.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Ronald E. Konezny	—	—	54,142	739,667
Michael C. Goergen	—	—	14,975	188,413
Kevin C. Riley	—	—	14,532	196,932
David H. Sampsell	—	—	7,214	97,806
Joel K. Young	—	—	10,079	136,483

(1)
Represents the difference between the market value of the shares acquired upon exercise and the aggregate exercise price of the shares acquired.

(2)
Represents the number of shares vested multiplied by the market value of the shares on the date they were vested.

Employment Contracts; Severance; Termination of Employment and Change-in-Control Arrangements

        Ronald E. Konezny.    In connection with his appointment as our President and Chief Executive Officer effective December 17, 2014, we entered into an employment agreement with Mr. Konezny dated November 26, 2014. Pursuant to the agreement, we agreed to pay Mr. Konezny an initial annual base salary of $450,000. The agreement also provides that if we terminate his employment without cause after the first year of his employment he will receive: (1) severance pay at a rate equal to his base salary for a period of twelve months following termination, paid in installments on regular payroll dates during that period, (2) if Mr. Konezny is eligible for, and takes all steps necessary to continue his group health insurance coverage, we shall pay for the portion of the premium costs for such coverage that the Company pays for then active employees of the Company, at the same level of coverage that was in effect as of the termination date of his employment, for a period of 12 months thereafter, and (3) a pro rata portion of any bonus that would have been payable to him for the fiscal year during which his employment terminated, based on actual results against the annual objectives set by the Committee. The employment agreement also provides that the Committee will review Mr. Konezny's base salary annually and may adjust it, provided his base salary can only be decreased as part of an across-the-board reduction affecting all senior executives. Under the employment agreement, Mr. Konezny is entitled to an annual incentive cash bonus, provided that the objectives set by the Committee are met. If some or all of the objectives are not met for a fiscal year, then the Committee shall determine the actual bonus earned based on actual performance against plan as determined through Mr. Konezny's annual cash incentive plan. If the objectives set by the Committee for a cash performance bonus are exceeded for a fiscal year, the Committee may, in its discretion, award Mr. Konezny a bonus in addition to any other bonus to which he is otherwise entitled. The employment agreement also provides that Mr. Konezny is entitled to the benefits and perquisites which we generally provide to our other employees under our applicable plans and policies.

        The employment agreement provided for two equity awards in connection with the commencement of Mr. Konezny's employment. On December 17, 2014, he received an option to purchase 325,000 shares of our common stock, which is scheduled to vest as to 25% of the shares on each of the first four anniversaries of the grant date, and has a term of eight years. He also received a restricted stock unit in the amount of 175,000 shares of our common stock, which will vest as to 25% of the shares on each of the first four anniversaries of the grant date. These equity awards granted to Mr. Konezny will vest in connection with a change in control as to the tranche of shares scheduled to vest on the immediately following vest date. They will vest as to all shares if his employment is terminated without cause or terminates for good reason within one year of the change in control.

        Michael C. Goergen.    We and Mr. Goergen are parties to a letter agreement dated March 6, 2015. Under this agreement, if Mr. Goergen's employment is terminated by us without cause at any time, he will be entitled to receive severance equal to twelve months' base salary paid as a lump sum and a bonus that will be based on the number of months of service during the fiscal year in which his employment was terminated and our actual financial performance against plan as determined through his annual cash incentive compensation plan.

        Kevin C. Riley.    We and Mr. Riley are parties to a letter agreement dated January 23, 2013. Under this agreement, if Mr. Riley's employment is terminated by us without cause at any time, he will be entitled to receive severance equal to twelve months' base salary paid as a lump sum and a bonus that will be based on the number of months of service during the fiscal year in which his employment was terminated and our actual financial performance against plan as determined through his annual cash incentive compensation plan.

        David H. Sampsell.    We and Mr. Sampsell are parties to a letter agreement dated April 8, 2011. The letter agreement provides that if Mr. Sampsell's employment is terminated by us without cause at any time, he will be entitled to receive severance equal to six months' base salary paid as a lump sum and a bonus that will be based on the number of months of service during the fiscal year in which his employment was terminated and actual financial performance against plan as determined through his annual cash incentive compensation plan.

        Joel K. Young.    Mr. Young's employment with us ended on October 1, 2017. We and Mr. Young were parties to a letter agreement dated July 30, 2007. The letter agreement provides that if Mr. Young's employment was terminated by us without cause at any time, he would be entitled to receive severance equal to twelve months' base salary paid as a lump sum and a bonus that will be based on the number of months of service during the fiscal year in which his employment was terminated and actual financial performance against plan as determined through his annual cash incentive compensation plan. Mr. Young is entitled to the above described severance consistent with the agreement.

Potential Payments Upon Termination or Change in Control

        The table that follows provides the estimated payments and benefits that would be provided to our Named Executives or their beneficiaries under the employment agreements and equity compensation plans described above under various scenarios involving a termination of employment and/or a change in control, and assuming that the event(s) occurred on September 30, 2017. For these purposes, "cause" generally refers to acts by an executive that result in a felony conviction, willful non-performance of material employment duties, or willfully engaging in fraud or gross misconduct that is materially detrimental to our financial interests.

Compensation Element	Involuntary Termination Without Cause ($)	Death or Disability (Single Trigger) ($)	Change in Control (Double Trigger)(1) ($)
Severance(2)
Ronald E. Konezny	465,000	—	465,000
Michael C. Goergen	290,000	—	290,000
Kevin C. Riley	285,000	—	285,000
David H. Sampsell	135,000	—	135,000
Joel K. Young(3)	275,000	N/A	N/A
Medical Benefit Continuation
Ronald E. Konezny	20,969	—	20,969
Pro Rata Bonus(4)
Ronald E. Konezny	—	—	—
Michael C. Goergen	—	—	—
Kevin C. Riley	—	—	—
David H. Sampsell	—	—	—
Joel K. Young(3)	—	N/A	N/A
Accelerated Stock Options(5)
Ronald E. Konezny	—	373,750	373,750
Michael C. Goergen	—	16,625	16,625
Kevin C. Riley	—	30,333	30,333
David H. Sampsell	—	11,667	11,667
Joel K. Young(3)	—	N/A	N/A
Restricted Stock Units(6)
Ronald E. Konezny	—	1,753,950	1,753,950
Michael C. Goergen	—	461,768	461,768
Kevin C. Riley	—	322,240	322,240
David H. Sampsell	—	151,167	151,167
Joel K. Young(3)	—	N/A	N/A
Total
Ronald E. Konezny	485,969	2,127,700	2,613,669
Michael C. Goergen	290,000	478,393	768,393
Kevin C. Riley	285,000	352,573	637,573
David H. Sampsell	135,000	162,834	297,834
Joel K. Young	275,000	N/A	N/A

(1)
Represents payments upon termination without cause or for good reason within 12 months following a change in control.

(2)
Severance arrangements generally provide Messrs. Konezny, Goergen, Young, and Riley with one year of base salary and Mr. Sampsell with six months of base salary.

(3)
The amount for Mr. Young for involuntary termination without cause reflects the amount he is entitled to receive in connection with his termination of employment on October 1, 2017. As a result, the death, disability and change in control scenarios no longer apply to him.

(4)
Pro rata bonus is based on the number of months that the individual was employed during the year in which his employment was terminated and our actual performance against the annual objectives set by the Committee. For purposes of this presentation, since the assumed date of termination was September 30, 2017, the bonus amount shown for all executives is the actual cash incentive earned for all of fiscal 2017.

(5)
Amounts represent the intrinsic value of stock option awards as of September 30, 2017 for which the vesting was accelerated due to death or disability. The value entered is based on the difference between $10.60, the closing price of our Common Stock on September 29, 2017 (the last trading day of the fiscal year), and the option exercise price.

(6)
Amounts represent the value of unvested restricted stock units granted on November 20, 2014, December 17, 2014, April 28, 2015, November 19, 2015 and November 21, 2016 using the closing price of $10.60 of our Common Stock on September 29, 2017 (the last trading day of the fiscal year).

COMPENSATION OF DIRECTORS

        The fiscal 2017 director compensation program provided non-employee directors with a combination of cash and restricted stock units that resulted in an annual aggregate value ranging from approximately $140,000 to $175,000 per director depending on committee service in fiscal 2017.

        The Compensation Committee conducts periodic competitive reviews of the compensation plan of non-employee directors. For fiscal 2017, a competitive analysis of director compensation as compared to our peer group was provided by management of the Company based upon an analysis of our peer group for fiscal 2017. This analysis provided details on total compensation levels and committee service fees for directors in our peer group as well as the allocation of compensation between cash and equity. Our director compensation program was determined to be in the 38th percentile relative to the peer group. No changes were recommended or implemented for fiscal 2017. A similar review conducted by management is scheduled to be conducted for fiscal 2018 after the date of this Proxy Statement. The director compensation plan continues to provide an annual equity award, in the form of restricted stock units, with a target value of $85,000. This award is made at the regularly scheduled meeting of the Compensation Committee that follows the annual meeting of stockholders and the public announcement of first fiscal quarter financial results. These restricted stock units are scheduled to vest in full on the date immediately preceding our next annual meeting of stockholders, which is historically approximately one year after the date of grant. In addition, a newly elected director will be awarded a one-time restricted stock unit award valued at $125,000 upon appointment. These restricted stock units vest 50% after one year and 100% after two years from date of award.

        The following table describes the compensation arrangements with our non-employee directors effective for fiscal 2017:

Compensation Element	Amount Payable ($)
Annual Cash Retainers(1)
• Board Member	40,000
• Audit Committee Chair	18,000
• Compensation Committee Chair	10,000
• Nominating & Governance Committee Chair	10,000
• Non-Executive Chairperson	35,000
• Audit Committee Member	9,000
• Compensation Committee Member	5,000
• Nominating & Governance Committee Member	5,000
Annual Equity Award(2)	85,000
New Director Equity Award(3)	125,000

(1)
Retainers are paid in quarterly installments each representing 25% of total annual retainer amount.

(2)
An annual equity award is provided to each non-employee director on or near the date of the annual meeting of stockholders and each such award becomes fully vested after one year. This has been delivered in the form of restricted stock units since fiscal 2014. The amount of the annual equity award indicated in the table represents the target valuation of the equity award. For fiscal 2017, the actual number of shares underlying the restricted stock units awarded was determined by dividing the targeted restricted stock unit award value of $85,000 by $12.06, which represented the average closing price of the Company's Common Stock during the six months preceding, January 31, 2017, the date the awards were granted. A six month average was employed to mitigate the temporary impact of the unsolicited proposal we received from a third party early in fiscal 2017.

(3)
A one-time equity award consisting of restricted stock units received by each director elected for the first time to our Board of Directors. The amount indicated in the table represents the valuation target of the equity award. No directors joined for the first time in fiscal 2017.

Director Compensation for Fiscal 2017

        The following table summarizes compensation provided to each non-employee director for services provided during fiscal 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Total ($)
Satbir Khanuja, Ph.D.	59,000	91,976	150,976
Spiro C. Lazarakis	63,000	91,976	154,976
Ahmed Nawaz	55,000	91,976	146,976
William N. Priesmeyer	89,000	91,976	180,976
Girish Rishi	54,000	91,976	145,976

(1)
The "Stock Awards" column presents the aggregate grant date fair value of restricted stock units granted to each non-employee director during fiscal 2017 as computed in accordance with ASC 718. The fair value of each restricted stock unit was considered to be the closing price of the Company's Common Stock on the date the restricted stock unit was granted.

(2)
Information regarding the restricted stock units granted to the non-employee directors during fiscal 2017, and their aggregate stock options and restricted stock units outstanding at September 30, 2017, is contained in the following table:

Name	Grant Date	Number of RSUs Awarded (#)	Stock Award Price ($)	Grant Date Fair Value of RSUs(a) ($)	Total Number of RSUs Outstanding (#)	Total Number of Shares Underlying Options(b) (#)
Satbir Khanuja, Ph.D.	1/31/2017	7,048	13.05	91,976	7,048	—
Spiro C. Lazarakis	1/31/2017	7,048	13.05	91,976	7,048	—
Ahmed Nawaz	1/31/2017	7,048	13.05	91,976	7,048	87,681
William N. Priesmeyer	1/31/2017	7,048	13.05	91,976	7,048	87,681
Girish Rishi	1/31/2017	7,048	13.05	91,976	7,048	—

(a)
This column shows the full grant date fair value under authoritative guidance issued by ASC 718 of the restricted stock units granted to the non-employee directors in fiscal 2017.

(b)
All options have an exercise price equal to the closing price of our Common Stock on the date of grant, and are fully vested.

RELATED PERSON TRANSACTION APPROVAL POLICY

        Our Board of Directors has adopted a written policy (the "Related Person Transaction Approval Policy") regarding transactions with any "Related Person," which is defined to include any of our directors or nominees for directors, executive officers and greater than five percent stockholders and any of their respective immediate family members. In accordance with the policy, the Audit Committee is responsible for the review and approval or ratification of all transactions with Related Persons that are required to be disclosed under the rules of the Securities and Exchange Commission.

        The Related Person Transaction Approval Policy covers "Related Person Transactions" (as defined below) between us and any Related Person. Related Person Transactions include any transactions, arrangements or relationships involving the payment of money or other value involving us and in which a Related Person has a direct or indirect interest. A Related Person Transaction does not include:

  •
  payments of compensation to Related Persons for the Related Person's service to us as a director, officer or employee;

  •
  transactions available to all employees or all stockholders on the same terms; or

  •
  transactions, which when aggregated with the amount of all other transactions between us and the Related Person or any entity in which the Related Person has an interest, involve less than $120,000 in a fiscal year.

        The Audit Committee must approve a Related Person Transaction prior to commencement of the transaction, except where the transaction is identified after it has commenced or first becomes a Related Person Transaction, in which case the Related Person Transaction will be brought before the Audit Committee for ratification. Our executives are responsible for disclosing all material information pertaining to any Related Person Transaction to the Audit Committee prior to entering into the transaction. The Audit Committee Chairperson has been granted the authority to approve transactions that arise between Audit Committee meetings provided that any actions taken by the Chairperson pursuant to such authority must be reported to the Audit Committee at its next regularly scheduled meeting.

        While the Audit Committee is permitted to use any factors it deems appropriate in determining whether to approve a Related Person Transaction, the Related Person Transaction Approval Policy requires the Audit Committee, at a minimum, to consider:

  •
  the fairness of the terms to us;

  •
  materiality of the transaction to us;

  •
  the role of the Related Person in arranging the Related Person Transaction;

  •
  the structure of the Related Person Transaction; and

  •
  the interests of all Related Persons in the Related Person Transaction.

        The Audit Committee will only approve a Related Person Transaction if the Committee determines it is beneficial and fair to us.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities and Exchange Act of 1934 requires that our directors and executive officers file initial reports of ownership and reports of changes in ownership with the SEC. Directors and executive officers are required to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us and written representations from our directors and executive officers, all Section 16(a) filing requirements were met for the fiscal year ended September 30, 2017, except that one late filing was made for Mr. Goergen to report shares forfeited to satisfy tax withholding obligations in connection with the vesting of restricted stock units.

EQUITY COMPENSATION PLAN INFORMATION

        The following table gives information as of September 30, 2017 about the Company's equity compensation plans, under which shares of its Common Stock may be issued.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders	4,468,586	(2)	$10.54	2,024,600	(3)
Equity Compensation Plans Not Approved by Security Holders	—		N/A	—

Total	4,468,586		$10.54	2,024,600

(1)
Calculation excludes shares subject to restricted stock unit awards since they do not have an exercise price.

(2)
Includes 3,902,094 shares subject to outstanding options and 566,492 shares issuable pursuant to restricted stock unit awards.

(3)
Includes securities available for future issuance under stockholder approved compensation plans other than upon the exercise of options, warrants or rights, as follows: 1,583,578 shares under the Company's 2017 Omnibus Incentive Plan and 441,022 shares under the Company's Employee Stock Purchase Plan. No further awards will be made under the 2017 Omnibus Incentive Plan if the 2018 Omnibus Incentive Plan is approved as set forth in Proposal 2. Similarly, the Company's 2016 Omnibus Incentive Plan, 2014 Omnibus Incentive Plan, 2013 Omnibus Incentive Plan and 2000 Omnibus Stock Plan remain in effect, but no further awards will be made under those plans.

PROPOSAL NO. 2
APPROVAL OF 2018 DIGI INTERNATIONAL INC. OMNIBUS INCENTIVE PLAN

Introduction

        On December 5, 2017, our Board of Directors, upon recommendation of the Compensation Committee (as used in this section of this Proxy Statement sometimes, the "Committee"), approved the Digi International Inc. 2018 Omnibus Incentive Plan (as used in this section of this Proxy Statement, the "2018 Plan"), subject to stockholder approval. The purpose of the 2018 Plan is to provide long-term incentives to persons with responsibility for success and growth at our Company. The 2018 Plan authorizes the issuance of up to 1,500,000 shares of our Common Stock pursuant to awards granted under the 2018 Plan. As provided in the 2018 Plan, we will cease making awards under the 2017 Omnibus Incentive Plan (the "2017 Plan") upon stockholder approval of the 2018 Plan. Further, we no longer make awards under the 2000 Omnibus Stock Plan, as Amended and Restated as of December 4, 2009 (the "2000 Plan"), the 2013 Omnibus Incentive Plan (the "2013 Plan"), the 2014 Omnibus Incentive Plan (the "2014 Plan"), and the 2016 Omnibus Incentive Plan (the "2016 Plan," and as used in this section of this Proxy Statement, collectively with the 2000 Plan, the 2013 Plan, the 2014 Plan and the 2017 Plan, the "Prior Plans").

Why We Believe You Should Vote for the 2018 Plan

        Our Board of Directors believes that equity-based incentives are an important part of total compensation for our executives as well as for employees and our non-employee directors. We believe that stockholders should approve this new plan for the following reasons:

  •
  Compensation Philosophy.  As described in our CD&A, our compensation includes rewarding our executives for positive developments in the results of our Company and increasing the price of our Common Stock over time. We believe that equity compensation is one of the most effective tools to achieve these goals. Equity compensation awards will continue to play an important role in our ability to incentivize our executives and other employees.

  •
  Plan Provisions Designed to Serve Stockholders' Interests and Promote Effective Corporate Governance. The 2018 Plan, which is summarized in more detail below, includes several provisions that are designed to serve the interests of our stockholders and promote effective corporate governance, including:

  •
  The 2018 Plan is administered by our independent Compensation Committee.

  •
  The 2018 Plan does not permit liberal share counting. Shares delivered or withheld to pay the purchase price or satisfy a tax withholding obligation in connection with any award and shares subject to a stock appreciation right ("SAR") that are not issued in connection with the stock settlement of SARs may not be used again for new grants. We also may not use shares repurchased using option exercise proceeds for new grants.

  •
  We cannot issue stock options or SARs at an exercise price that is less than the fair market value of our Common Stock on the date of grant.

  •
  Stock options and SARs cannot have a term longer than seven years from the date of grant.

  •
  The 2018 Plan generally provides for the forfeiture of outstanding awards if the Committee determines that the employee has engaged in certain misconduct, including commission of a felony or other serious crime, substantial and repeated failures to perform his or her duties, acting with gross negligence or willful misconduct, material breach of an employment agreement with the Company, and certain other inappropriate behaviors.

    •
    Dividends or dividend equivalents payable on restricted shares and stock units will be subject to the same restrictions and risk or forfeiture as the underlying shares or units.

    •
    Like the current plan, the 2018 Plan prohibits any repricing of stock options or SARs without prior stockholder approval and also specifically provides that cash buy-outs are prohibited repricings.

    •
    We cannot materially modify the 2018 Plan without prior stockholder approval other than in very limited instances, which includes amendments to increase the number of shares, extension of the period for granting awards, addition of new award types, fundamental changes in the performance measures for performance based awards and modifications of the eligibility requirements.

    •
    Awards granted under the 2018 Plan will be subject to any recoupment policy we adopt at any time. We have adopted a recoupment policy that applies to cash incentive awards and we anticipate expanding our recoupment policy to include equity incentive awards in light of the expected issuance of final stock exchange rules implementing the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

    •
    The 2018 Plan includes a minimum vesting or performance period of one year for all awards, subject only to limited exceptions.

        The descriptions set forth below are in all respects qualified by the terms of the 2018 Plan, which is attached to this Proxy Statement as Appendix A.

Purpose

        The purpose of the 2018 Plan is to promote the interests of our Company and our stockholders by providing key personnel of our Company and our affiliates with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of our Company and our affiliates. In addition, the opportunity to acquire a proprietary interest in our Company will aid in attracting and retaining key personnel of outstanding ability. The 2018 Plan is also intended to provide non-employee directors of the Company with an opportunity to acquire a proprietary interest in the Company, to compensate non-employee directors for their contributions to the Company and to aid in attracting and retaining non-employee directors.

Administration

        The 2018 Plan is administered by our Compensation Committee. The Committee has the authority to adopt, revise and waive rules relating to the administration of the 2018 Plan and to determine the timing and identity of participants, the amount of any awards and other terms and conditions of awards. The Committee may delegate its responsibilities under the 2018 Plan to members of management of the Company or to others with respect to the selection and grants of awards to employees of the Company who are not deemed to be officers, directors or 10% stockholders of the Company under applicable Federal securities laws.

Eligibility

        All employees of our Company and our affiliates, non-employee directors of our Company and any consultant or advisor who is a natural person and provides services to us or our affiliates are eligible to receive awards under the 2018 Plan at the discretion of the Committee. Incentive stock options under the 2018 Plan may be awarded by the Committee only to employees. There are approximately 564 total employees, non-employee directors and others who provide services to us and our affiliates, any or all of whom may be considered for the grant of awards under the 2018 Plan at the discretion of the Committee.

Shares Available

        The total number of shares of Company Common Stock available for distribution under the 2018 Plan is 1,500,000, subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company. The shares of our Common Stock covered by the 2018 Plan may be treasury shares or authorized but unissued shares.

        Any shares subject to an award under the 2018 Plan or the Prior Plans that expires, is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements, settled for cash or otherwise terminated without payment being made thereunder shall, to the extent of such expiration, forfeiture, cancellation, return, cash settlement or termination, again be available for grant under the 2018 Plan. Any shares that again become available for grant will be added back as one share to the 2018 Plan share reserve. The following shares will, however, continue to be charged against the foregoing maximum share limitations and will not again become available for grant: (i) shares tendered by the participant or withheld by us in payment of the purchase price of a stock option issued under the 2018 Plan or one of the Prior Plans, (ii) shares tendered by the participant or withheld by us to satisfy any tax withholding obligation with respect to an Award or an award under one of the Prior Plans, (iii) shares subject to a stock appreciation right award issued under the 2018 Plan or one of the Prior Plans that are not issued in connection with the settlement of the stock appreciation right upon its exercise and (iv) shares repurchased by us with proceeds received from the exercise of a stock option issued under the 2018 Plan or one of the Prior Plans.

Types of Awards

        The 2018 Plan allows us to grant stock options, SARs, restricted stock, restricted stock units, cash incentive awards and other stock-based awards. The Committee may provide that the vesting or payment of any award will be subject to: the attainment of certain performance objectives established by the Committee, the completion by the plan participant of a specified period of service or a combination thereof. The Committee may amend the terms of any award previously granted under the 2018 Plan, but no amendment may materially and adversely affect the rights of any participant with respect to an outstanding award without the participant's consent, unless such amendment is necessary to comply with applicable laws, stock exchange rules or any compensation recovery policy, as provided in the 2018 Plan.

  Stock Options

        Stock options granted under the 2018 Plan may be either incentive or nonqualified stock options. The exercise price of options may not be less than the fair market value of our Common Stock on the date of grant. The closing sale price of a share of our Common Stock on the Nasdaq Global Select Market on December 5, 2017 was $9.65 per share. The exercise price must be paid in full at the time of exercise and may be paid in cash or such other manner as permitted by the Committee, including by withholding shares issuable upon exercise, by delivery of shares already owned by a participant or a combination thereof. The maximum number of shares that may be issued upon the exercise of incentive stock options under the 2018 Plan is 1,500,000.

  Stock Appreciation Rights

        SARs provide for payment to the participant of all or a portion of the excess of the fair market value of a specified number of shares of our Common Stock on the date of exercise over a specified exercise price, which may not be less than the fair market value of our Common Stock on the date of grant. Payment to a participant may be made in cash or shares of our Common Stock or a combination of both, as determined by the Committee.

  Restricted Stock

        Restricted stock awards are awards of shares of our Common Stock subject to restrictions on transfer and conditions of forfeiture, set forth in the award agreements. The Committee may provide for the lapse or waiver of any such restrictions or conditions and the vesting of the Shares based on such factors or criteria it determines in its discretion.

  Restricted Stock Units

        Restricted stock units provide a participant with the right to receive, in cash or shares of our Common Stock or a combination of both (as determined by the Committee), the fair market value of a specified number of shares of our Common Stock. Restricted stock units are subject to such vesting and forfeiture conditions and other restrictions as the Committee determines in its discretion.

  Other Stock-Based Awards

        The Committee may grant other awards under the 2018 Plan that are valued by reference to and/or payable in whole or in part in shares of our Common Stock. The Committee shall determine the terms and conditions of such awards in its discretion, so long as they are consistent with the terms and purposes of the 2018 Plan.

  Cash Incentive Awards

        Cash incentive awards permit a participant to receive cash or other forms of awards upon the satisfaction of one or more performance goals over a specified performance cycle as determined by the Committee.

Terms of Awards and Plan Provisions

  Performance-Based Compensation

        For purposes of any 2018 Plan awards (other than stock options and SARs) that are intended to qualify as performance-based compensation for Section 162(m) purposes, the lapsing of restrictions as well as the vesting and payment of such awards, as applicable, will be subject to the achievement of one or more performance goals over a specified performance period, all as determined by the Committee.

        The performance measures upon which such performance goals may be based shall be limited to one or a combination of two or more of the following business criteria: revenue or net sales; gross profit; operating profit; net income; earnings before one or more of interest, taxes, depreciation, amortization and other adjustments; profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on revenues or gross profit) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenues or gross profit; cash flow; market share; margins (including one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; operating assets; operating expenses; balance of cash, cash equivalents and marketable securities; improvement in or attainment of expense levels or cost savings; operating asset turnover; accounts receivable levels (including measured in terms of days sales outstanding); economic value added; improvement in or attainment of working capital levels; employee retention; customer satisfaction; implementation or completion of critical projects; and growth in customer base.

        In the Committee's discretion, any performance goal utilized may be expressed in absolute amounts, on a per share basis (basic or diluted), relative to one or more other performance measures,

as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or a published or special index (including stock market indices) or other external measures, and may relate to the performance of our Company, our subsidiaries, our business units or any combination thereof. Performance goals also may be expressed in terms of differing levels of achievement, such as threshold, target and maximum levels of achievement.

        The Committee will select the applicable performance measures and performance period, establish the corresponding performance goals for any performance period, specify in terms of an objective formula or standard the method for calculating the amount payable to a participant if the performance goal(s) are satisfied, and certify the degree to which the relevant performance goals have been satisfied as well as any amount payable in connection with an award intended to qualify as performance-based compensation, within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an award.

  Minimum Vesting Periods

        Awards that vest based solely on the satisfaction of service-based vesting conditions are subject to a minimum vesting period of one year from the date of grant, and awards whose grant or vesting is subject to performance-based vesting conditions must be subject to a performance period of at least one year. These required vesting and performance periods will not apply: (i) upon a change in control, (ii) upon termination of service due to death or disability, (iii) to a substitute award that does not reduce the vesting period of the award being replaced, (iv) to awards granted in payment of other compensation that is already earned and payable, or (v) to awards involving an aggregate number of shares not in excess of 5 percent of the 2018 Plan's share reserve.

  Maximum Award Amounts

        The aggregate number of shares that may be subject to certain awards during any calendar year to any one participant under the 2018 Plan shall not exceed 350,000 shares with respect to stock options, 175,000 shares with respect to SARs and 175,000 shares with respect to other awards intended to qualify as performance-based compensation for Section 162(m) purposes. The maximum amount payable with respect to any cash incentive awards and awards other than stock options and SARs denominated in cash that are granted to any one participant in any calendar year shall not exceed $1 million.

  Substitute Awards

        Awards may be granted under the 2018 Plan in substitution for awards granted by another entity acquired by our company or with which our company combines. The terms and conditions of these substitute awards will be comparable to the terms of the awards replaced, and may therefore differ from the terms and conditions otherwise set forth in the 2018 Plan. Shares subject to substitute awards will not count against the 2018 Plan share reserve.

  Repricing of Awards

        Except in the limited cases of an equity restructuring or a fundamental change, the Committee may not reduce the exercise price of stock options or SARs granted under the 2018 Plan, exchange outstanding stock options or SARs with new stock options or SARs with a lower exercise price or a new full value award, repurchase underwater stock options or SARs or take any other action that would constitute a "repricing," unless such action is first approved by our stockholders.

  Transferability of Awards

        Except as noted below, during the lifetime of a person to whom an award is granted, only that person, or that person's legal representative, may exercise an option or SAR, or receive payment with respect to performance units or any other award. No award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a successor in the event of a participant's death or pursuant to a qualified domestic relations order. However, the Committee may provide that awards, other than incentive stock options, may be transferable to certain members of the participant's family or to one or more trusts primarily for the benefit of such family members or entities in which the participant or such family members own more than 50% of the voting interests, if the participant does not receive any consideration for the transfer.

  Termination of Service

        Unless otherwise provided in an award agreement, upon termination of a participant's service with us, all unvested and unexercisable portions of the participant's outstanding awards will immediately be forfeited. If a participant's service with us terminates other than for cause, death or disability, the vested and exercisable portions of the participant's outstanding stock options and SARs generally will remain exercisable for three months after termination, except in the case of a stock option or SAR held by a non-employee director, in which case the vested and exercisable portion shall remain exercisable through the original term of the award. If a participant's service terminates due to death or disability, then (i) any outstanding option or SAR that has not expired or been terminated shall become exercisable in full if the participant has been continuously employed between the award grant date and the date of such death or disability and (ii) the vested and exercisable portions of the participant's outstanding stock options and SARs generally will remain exercisable for one year after termination. Upon termination for cause, all unexercised stock options and SARs will be forfeited.

        Unless otherwise provided in an agreement with respect to performance awards or restricted stock, or under other circumstances provided by the Committee, if a participant's service with us terminates due to death or disability, the participant shall be entitled to (i) a payment with respect to performance units at the end of the performance cycle based upon the extent to which the performance targets were satisfied at the end of such period and prorated for the portion of the performance cycle during which the participant was employed and/or (ii) receive a number of shares of restricted stock or time-based stock units under outstanding awards that has been prorated for the portion of the term of the award during which the participant was employment and for which portion the restrictions shall lapse. Except as otherwise provided in the foregoing sentence or in a performance award agreement, if a participant's service to our Company or our subsidiaries terminates during a performance cycle, then the participant is not entitled to any award payment with respect to that performance cycle.

  Withholding

        The 2018 Plan permits us to withhold from cash awards, and to require a participant receiving Common Stock under the 2018 Plan to pay us in cash, an amount sufficient to cover all or part of any required withholding taxes related to the grant, vesting, exercise or settlement of an award. In lieu of cash, the Committee may permit a participant to cover all or any part of his or her withholding obligations through a reduction in the number of shares delivered to such participant or a surrender of shares then owned by the participant to us.

  Fundamental Change

        Unless otherwise provided in an award agreement, in the event of a sale of all or substantially all of our assets or a merger, consolidation, a share exchange involving our company or a liquidation or dissolution of our company (any such event referred to as a "fundamental change"), the surviving or successor entity may continue, assume or replace some or all of the outstanding awards under the 2018 Plan. Award agreements with our executive officers generally provide that if an award is continued, assumed or replaced in connection with a corporate transaction and if within one year after the transaction the executive officer's employment is involuntarily terminated other than for cause or the executive officer terminates his or her employment for good reason, the award will immediately vest in full or become fully exercisable. If awards granted to any participant are not continued, assumed or replaced in connection with a corporate transaction, the Committee may accelerate the vesting and exercisability of any award or require the surrender of any outstanding award in exchange for payment to the participant of the intrinsic value of the award.

  Adjustment of Awards

        In the event of an equity restructuring, such as a stock dividend, stock split, rights offering or other specified recapitalization, that affects the per share value of our Common Stock, the Committee will make appropriate equitable adjustment to: (i) the number and kind of securities reserved for issuance under the 2018 Plan, (ii) the number and kind of securities subject to outstanding awards under the 2018 Plan, (iii) the exercise price of outstanding options and SARs, and (iv) any maximum limitations prescribed by the 2018 Plan as to grants of certain types of awards. The Committee may also make similar adjustments in the event of any other change in our company's capitalization, including a merger, consolidation, reorganization or liquidation.

  Amendment and Termination

        The 2018 Plan has a term of ten years from its effective date, or the earlier termination of the plan by our Board of Directors. Our Board may terminate, suspend or amend the 2018 Plan at any time, but no termination, suspension or amendment may materially and adversely affect the rights of any participant with respect to outstanding awards without the participant's consent unless previously agreed to by the participant in an award agreement or otherwise, or if such action is necessary to comply with applicable law or the rules of the Nasdaq Stock Market. Awards that are outstanding on the 2018 Plan's termination date will remain in effect in accordance with the terms of the 2018 Plan and the applicable award agreements.

New Plan Benefits

        No benefits or amounts have been granted, awarded or received under the 2018 Plan that were subject to stockholder approval. In addition, the Committee will determine the number and types of awards that will be granted under the 2018 Plan. Thus, it is not possible to determine the benefits that will be received by eligible participants if the 2018 Plan is approved by our stockholders.

Voting Requirements, Recommendation

        The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote on this item and present in person or by proxy at the annual meeting of stockholders is required for approval of the 2018 Plan and the shares authorized under the 2018 Plan. Proxies solicited by our Board of Directors will be voted for approval of the proposal, unless stockholders specify otherwise in their proxies.

        THE BOARD OF DIRECTORS RECOMMENDS THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE DIGI INTERNATIONAL INC. 2018 OMNIBUS STOCK PLAN.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        We are seeking a non-binding advisory vote from stockholders to approve the compensation of the Named Executives as disclosed in the CD&A, tabular disclosures and related narrative of this Proxy Statement.

        Our compensation programs are structured to align the interests of our executives with the interests of our stockholders by rewarding sustained financial and operating performance and the creation of stockholder value. More specifically, our programs:

  •
  Utilize a mix of cash and equity compensation with varying time triggers for payment and financial measures that reward sustained financial performance; and

  •
  Place a significant emphasis on the opportunity for incentive compensation, thus aligning total direct compensation with Company performance.

        Our Compensation Committee, composed of three independent, non-employee directors, discharges the Board of Directors' responsibilities with respect to all forms of compensation for Named Executives as well as general oversight of compensation plans. The Compensation Committee has the authority to retain outside counsel, experts and other advisors as it determines appropriate.

        Stockholders are urged to read the CD&A, which discusses in-depth how our compensation programs are aligned with our performance and the creation of stockholder value. The Compensation Committee and the Board of Directors believe that the policies and practices described in the CD&A effectively implement our pay-for-performance compensation philosophy.

        THE BOARD OF DIRECTORS, UPON RECOMMENDATION OF THE COMPENSATION COMMITTEE, RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE FOLLOWING NON-BINDING RESOLUTION:

  "RESOLVED, that the stockholders approve the compensation awarded to the Named Executives, as described in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this Proxy Statement."

Effect of Proposal

        The Say-on-Pay resolution is non-binding. The approval or disapproval of this proposal by stockholders will not require our Board of Directors or the Compensation Committee to take any action regarding our executive compensation practices. The final decision on the compensation and benefits of our executive officers and on whether, and if so, how, to address any stockholder disapproval remains with the Board and the Compensation Committee.

        The Board believes that the Compensation Committee is in the best position to consider the extensive information and factors necessary to make independent, objective, and competitive compensation recommendations and decisions that are in the best interest of our Company and our stockholders.

        The Board values the opinions of our stockholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board and the Compensation Committee will carefully consider the outcome of the advisory vote on executive compensation and stockholder opinions received from other communications when making future compensation decisions.

 PROPOSAL NO. 4
ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES

        We are submitting to stockholders a non-binding advisory vote on whether the future advisory stockholder votes on executive compensation shall occur every one, two, or three years, which vote is referred to in this proxy statement as "Say-when-on-Pay."

        At our 2012 annual meeting of stockholders, our stockholders expressed a preference for holding a nonbinding advisory vote to approve the compensation of our named executive officers annually. In light of that preference, our Board determined that it would include a nonbinding advisory vote to approve the compensation of our Named Executives in our proxy materials every year until the next required advisory vote on the frequency of stockholder votes to approve Named Executive compensation.

        After careful consideration of the various arguments supporting each frequency level, at this time the Board believes that submitting the advisory vote on executive compensation to stockholders on an annual basis remains appropriate for our Company and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR A FREQUENCY OF "1 YEAR" FOR THIS PROPOSAL.

        The proxy card provides stockholders with four choices (1 year, 2 years, 3 years, or abstain). Stockholders are not voting to approve or disapprove the Board's recommendation and may vote for any of the frequency options or abstain.

Effect of Proposal

        The Say-when-on-Pay vote is non-binding. The outcome of this vote will not require the Board or the Compensation Committee to take any action regarding the frequency of future Say-on-Pay votes. However the Board will consider the outcome of this vote in its decision on how often to present the Say-on-Pay vote to stockholders.

 PROPOSAL NO. 5
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The firm of Grant Thornton LLP, independent registered public accounting firm, has been the independent registered public accounting firm for us since the fiscal year ended September 30, 2017. The Audit Committee has selected Grant Thornton LLP to serve as our independent registered public accounting firm for the year ending September 30, 2018 and recommends that stockholders vote in favor of the ratification of such appointment. We anticipate that representatives of Grant Thornton LLP will attend the annual meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2018.

Change in auditors in 2016

        On December 13, 2016, the Audit Committee approved the engagement of Grant Thornton LLP to audit our financial statements for the year ending September 30, 2017, effective December 14, 2016.

        During the fiscal years ended September 30, 2016 and September 30, 2015 and the subsequent interim period through and including December 13, 2017, we did not consult with Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided that Grant Thornton LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a "reportable event" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        The decision to change auditors was recommended and approved by the Audit Committee of our Board of Directors following a consideration of auditor rotation with a process that commenced in April 2016 and involved consideration of multiple proposals. During the fiscal years ended September 30, 2016 and September 30, 2015 and the subsequent interim period through and including December 13, 2016, there were no (i) disagreements between us and PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference thereto in their reports on the financial statements for such years or (ii) "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K, other than the material weakness in our internal control over financial reporting disclosed in our Form 10-K for the year ended September 30, 2016. As disclosed in the Form 10-K, we did not design effective controls to identify and maintain segregation of duties between the ability to initiate and post manual journal entries to the general ledger system for a key accounting individual at our German subsidiary, impacting the accuracy and completeness of all key accounts and disclosures at that subsidiary. Management remediated this material weakness in the first quarter of fiscal 2017. The remediation process began at the end of fiscal 2016 when we removed access to initiate and post journal entries from the key accounting individual with incompatible duties as of September 30, 2016. During the first quarter of fiscal 2017, we redesigned and implemented our access review controls for our financial system to include a review of all finance employee status changes. This review was changed from semi-annual to monthly, and was conducted by two senior finance personnel. In addition, we also reviewed our procedures around the completeness of journal entry review at our German subsidiary, including automating the approval process of those manual journal entries in our financial system to ensure that all manual journal entries are subject to an independent review. Our Audit Committee discussed the subject matter of this reportable event with PricewaterhouseCoopers LLP. We authorized PricewaterhouseCoopers to respond fully and without limitation to all requests of Grant Thornton LLP concerning all matters related to the audited period by PricewaterhouseCoopers LLP, including with respect to the subject matter of the reportable event. The reports of PricewaterhouseCoopers LLP on our consolidated financial statements as of and for the fiscal years ended September 30, 2016 and September 30, 2015 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

Effect of Proposal

        In the event of a negative vote on such ratification, our Audit Committee would reconsider its selection.

 HOUSEHOLDING

        We have adopted a procedure approved by the SEC called "householding," by which certain stockholders who do not participate in electronic delivery of proxy materials but who have the same address and appear to be members of the same family receive only one copy of our annual report and proxy statement. Each stockholder participating in householding continues to receive a separate proxy card. Householding reduces both the environmental impact of our annual meetings and our mailing and printing expenses.

        If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact Broadridge Financial Solutions, Inc., by calling (866) 540-7095 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will promptly deliver the notice of internet availability or proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.

ADDITIONAL MATTERS

        Our Annual Report on Form 10-K for the fiscal year ended September 30, 2017, including our consolidated financial statements, is being mailed or made available with this Proxy Statement.

        As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the annual meeting other than those referred to herein. If any other matters properly come before the annual meeting calling for a vote of stockholders, it is intended that the shares represented by the proxies solicited by our Board of Directors will be voted by the persons named therein in accordance with their best judgment.

By Order of the Board of Directors,

David H. Sampsell
 Vice President, Corporate Development, General Counsel & Corporate Secretary
Dated: December 8, 2017

Appendix A

Digi International Inc.

2018 Omnibus Incentive Plan

        1.    Purpose.    The purpose of the Digi International Inc. 2018 Omnibus Incentive Plan (the "Plan") is to promote the interests of the Company and its stockholders by providing key personnel of the Company and its Affiliates and Non-Employee Directors with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel and Non-Employee Directors of outstanding ability.

        2.    Definitions.

        2.1   The capitalized terms used elsewhere in the Plan have the meanings set forth below.

          (a)   "Affiliate" means any corporation that is a "parent corporation" or "subsidiary corporation" of the Company, as those terms are defined in Code Sections 424(e) and (f), or any successor provisions, and, for purposes other than the grant of Incentive Stock Options, any entity in which the Company or any such "subsidiary corporation" owns at least 20% of the combined voting power of the entity's voting securities and which is designated by the Committee as covered by the Plan.

          (b)   "Agreement" means a written or electronic contract (i) entered into between the Company and a Participant and (ii) containing the terms and conditions of an Award in such form and not inconsistent with the Plan as the Committee shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the Participant and not required to comply with applicable law or stock exchange rules.

          (c)   "Award" or "Awards" means a grant made under the Plan in the form of Restricted Stock, Options, Stock Appreciation Rights, Stock Units, an Other Stock-Based Award or a Cash Incentive Award.

          (d)   "Board" means the Board of Directors of the Company.

          (e)   "Cash Incentive Award" means an Award described in Section 8.2 of the Plan.

          (f)    "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute.

          (g)   "Committee" means two or more Non-Employee Directors designated by the Board to administer the Plan under Plan Section 3.1, each of whom shall be (i) an independent director within the meaning and rules of the Nasdaq Stock Market, (ii) a "non-employee director" within the meaning of Exchange Act Rule 16b-3 and (iii) an "outside director" for purposes of Code Section 162(m). Unless otherwise specified by the Board, the Committee shall be the Compensation Committee of the Board.

          (h)   "Company" means Digi International Inc., a Delaware corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.

          (i)    "Effective Date" means the date specified in Plan Section 13.1.

          (j)    "Employee" means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.

          (k)   "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.

          (l)    "Exchange Act Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as now in force and in effect from time to time or any successor regulation.

          (m)  "Fair Market Value" as of any date means, unless otherwise expressly provided in the Plan, the fair market value of a Share determined as follows:

              (i)  If the Shares are then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sale price for a Share on the principal securities market on which it trades on such date, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

             (ii)  If clause (i) is inapplicable, then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

  In the case of an Incentive Stock Option, if this determination of Fair Market Value is not consistent with the then current regulations of the Secretary of the Treasury, Fair Market Value shall be determined in accordance with those regulations. The determination of Fair Market Value shall be subject to adjustment as provided in Plan Section 17.

          (n)   "Full Value Award" means any Award other than an Option Award, Stock Appreciation Rights Award or Cash Incentive Award.

          (o)   "Fundamental Change" means a dissolution or liquidation of the Company, a sale of all or substantially all of the assets of the Company, a merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company.

          (p)   "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Code Section 422 or any successor provision.

          (q)   "Insider" as of a particular date means any person who, as of that date, is a director of the Company or an officer of the Company as defined under Exchange Act Rule 16a-1(f) or its successor provision.

          (r)   "Non-Employee Director" means a member of the Board who is not an Employee.

          (s)   "Non-Statutory Stock Option" means an Option other than an Incentive Stock Option.

          (t)    "Option" means a right to purchase Stock, including both Non-Statutory Stock Options and Incentive Stock Options.

          (u)   "Other Stock-Based Award" means an Award described in Section 8.1 of the Plan.

          (v)   "Participant" means a person to whom an Award is or has been made in accordance with the Plan.

          (w)  "Performance-Based Compensation" means a Full Value or Cash Incentive Award to a person who is, or is determined by the Committee to likely become, a "covered employee" (as defined in Code Section 162(m)(3)) and that is intended to constitute "performance-based compensation" within the meaning of Code Section 162(m)(4)(C).

          (x)   "Performance Cycle" means the period of time as specified in an Agreement over which a performance-based Award is to be earned.

          (y)   "Plan" means this Digi International Inc. 2018 Omnibus Incentive Plan, as may be amended and in effect from time to time.

          (z)   "Prior Plans" means the Digi International Inc. 2000 Omnibus Stock Plan, as amended and restated as of December 4, 2009 (the "2000 Plan"), the Digi International Inc. 2013 Omnibus Incentive Plan (the "2013 Plan"), the Digi International Inc. 2014 Omnibus Incentive Plan (the "2014 Plan"), the Digi International Inc. 2016 Omnibus Incentive Plan (the "2016 Plan") and the Digi International Inc. 2017 Omnibus Incentive Plan (the "2017 Plan").

          (aa) "Restricted Stock" means Stock granted under Plan Section 7 so long as such Stock remains subject to one or more restrictions.

          (bb) "Section 16" or "Section 16(b)" means Section 16 or Section 16(b), respectively, of the Exchange Act or any successor statute and the rules and regulations promulgated thereunder as in effect and as amended from time to time.

          (cc) "Share" means a share of Stock.

          (dd) "Stock" means the common stock, par value $.01 per share, of the Company.

          (ee) "Stock Appreciation Right" means a right, the value of which is determined in relation to the appreciation in value of Shares pursuant to an Award granted under Plan Section 10.

          (ff)  "Stock Unit" means an Award described in Section 11 of the Plan.

          (gg) "Subsidiary" means a "subsidiary corporation," as that term is defined in Code Section 424(f) or any successor provision.

          (hh) "Substitute Award" means an Award granted under the circumstances described in Section 21 of the Plan.

          (ii)   "Successor" with respect to a Participant means the legal representative of an incompetent Participant, and if the Participant is deceased the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant's death.

          (jj)   "Term" means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions or terms and conditions placed on Restricted Stock or any other Award are in effect.

          (kk) "Transferee" means any "family member" of a Participant as the term is defined in General Instruction A(5) to Form S-8 under the Securities Act of 1933, as amended.

          2.2    Gender and Number.    Except when otherwise indicated by the context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

        3.    Administration and Indemnification.

          3.1    Administration.

          (a)   The Committee shall administer the Plan. The Committee shall have exclusive power to (i) make Awards, (ii) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan, and (iii) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. Each Award shall be subject to an Agreement authorized by the Committee. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Any such action of the Committee shall be valid and effective even if any member of the Committee at the time of the action is later determined not to have satisfied all of the criteria for membership in clauses (i), (ii) and (iii) of Section 2(f). Notwithstanding the foregoing, the Board shall have the sole and exclusive power to administer the Plan with respect to Awards granted to Non-Employee Directors.

          (b)   Solely for purposes of determining and administering Awards to Participants who are not Insiders, the Committee may delegate all or any portion of its authority under the Plan to one or more persons who are not Non-Employee Directors.

          (c)   To the extent within its discretion and subject to Plan Sections 16, 17, and 19, the Committee may amend the terms and conditions of any outstanding Award.

          (d)   It is the intent that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3, except in such instances as the Committee, in its discretion, may so provide. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 3.1(d), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applicable to Insiders to the extent permitted by law and in the manner deemed advisable by the Committee.

          (e)   The Committee's interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.

          (f)    The Committee may grant Awards to Employees and other eligible service providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such sub-plans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

          3.2    Indemnification.    Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company's approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company's expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

        4.    Shares Available Under the Plan and Maximum Awards.

          4.1    Number of Shares Available for Grants.    Subject to adjustment as provided in Sections 4.1(a) and 17 herein, the number of Shares that may be the subject of Awards and issued to Participants under the Plan shall be 1,500,000. After the Effective Date, no additional awards may be granted under the Prior Plans. Each Share subject to an Award granted under the Plan shall be counted against the maximum Share limitation as one Share, except that Shares subject to Substitute Awards shall not be counted against this maximum Share limitation, nor shall they reduce the number of Shares authorized for grant to a Participant in any calendar year. The Shares to be delivered under the Plan will be made available from authorized but unissued Shares or issued Shares that are held in the Company's treasury.

          (a)   Any Shares subject to an Award under this Plan, or to an award granted under one of the Prior Plans that is outstanding on the Effective Date (a "Prior Plan Award"), that expires, is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements, is settled for cash or otherwise terminates without payment being made thereunder shall, to the extent of such expiration, forfeiture, cancellation, return, cash settlement or termination, again be available for grant under the Plan. Each Share that again becomes available for grant pursuant to the preceding sentence shall increase the total number of Shares remaining available for Awards by one Share. The following Shares will, however, continue to be charged against the foregoing maximum Share limitation and will not again become available for grant: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of a stock option issued under this Plan or one of the Prior Plans, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or a Prior Plan Award, (iii) Shares subject to a stock appreciation right award issued under this Plan or one of the Prior Plans that are not issued in connection with the settlement of the stock appreciation right upon its exercise, and (iv) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or one of the Prior Plans.

          (b)   Where two or more types of Awards (all of which are payable in Shares) are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the maximum Share limitation shall be the maximum number of Shares available under the larger of the two Awards.

          (c)   If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the number of shares remaining available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

          (d)   Additional rules for determining the number of Shares granted under the Plan may be made by the Committee as it deems necessary or desirable.

          (e)   No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.

          4.2    Individual Award Limitations.    Subject to adjustment pursuant to Plan Section 17, the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Options is 350,000, and the maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Stock Appreciation Rights is 175,000.

        5.    Eligibility.    Participation in the Plan shall be limited to Employees, Non-Employee Directors and any consultant or advisor who is a natural person and who provides services to the Company or any Affiliate (other than in connection with (i) the offer or sale of securities in a capital-raising transaction or (ii) directly or indirectly promoting or maintaining a market in Company securities). The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees. References herein to "employed," "employment" or similar terms (except "Employee") shall include the providing of services to the Company or an Affiliate as a Non-Employee Director, consultant or advisor. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, shall be deemed a termination of employment for purposes of the Plan.

        6.    General Terms of Awards.

          6.1    Amount of Award.    Each Agreement shall set forth the number of Shares of Restricted Stock, Stock or Stock Units subject to the Agreement, or the number of Shares to which the Option subject to the Agreement applies or with respect to which payment upon the exercise of the Stock Appreciation Right subject to the Agreement is to be determined, as the case may be, together with such other terms and conditions applicable to the Award as determined by the Committee acting in its sole discretion.

          6.2    Vesting and Term.    Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable grant date, and Awards whose grant or vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i) a change in control, (ii) a termination of service due to death or disability, (iii) a Substitute Award that does not reduce the vesting period of the award being replaced, (iv) Awards made in payment of or exchange for other compensation already earned and payable, and (v) Awards involving an aggregate number of Shares not in excess of 5% of the Plan's share reserve specified in Section 4.1. For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if runs from the date of one annual meeting of the Company's stockholders to the date of the next annual meeting of the Company's stockholders. Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the Term of the Award or the Performance Cycle for any performance-based Award, as the case may be. Acceleration of the expiration of the applicable Term is permitted, upon such terms and conditions as shall be set forth in the Agreement, which may, but need not, include, without limitation, acceleration in the event of the Participant's death or retirement. Acceleration of the Performance Cycle of any performance-based Awards shall be subject to Plan Section 6.6. Each Award granted to a Participant shall have such Term as the Committee shall determine at the time of grant; provided, however, that any such Term shall not exceed seven (7) years.

          6.3    Transferability.    Except as provided in this Section, during the lifetime of a Participant to whom an Award is granted, only that Participant (or that Participant's legal representative) may exercise an Option or Stock Appreciation Right, or receive payment with respect to Stock Units or any other Award. No Award of Restricted Stock (before the expiration of the restrictions), Options, Stock Appreciation Rights or Stock Units or other Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant's death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder; any attempted transfer in violation of this Section 6.3 shall be of no effect. Notwithstanding the immediately preceding sentence, the Committee, in an Agreement or otherwise at its discretion, may provide that the Award (other than Incentive Stock Options) may be transferable to a Transferee if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death, disability or termination of employment of a Participant, the references to "Participant" shall mean the original grantee of an Award and not any Transferee.

          6.4    Termination of Employment.    Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant's termination of employment (which includes other service relationships as provided in Section 5), the following provisions shall apply:

            (a)   Options and Stock Appreciation Rights.

              (i)  If a Participant's employment with the Company and its Affiliates terminates because of the Participant's death, then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full if the Participant's employment has been continuous between the date the Option or Stock Appreciation Right was granted and the date of such Participant's death, and may be exercised by the Participant's Successor at any time, or from time to time, within one year after the date of the Participant's death.

             (ii)  If a Participant's employment with the Company and its Affiliates terminates because the Participant is disabled (within the meaning of Section 22(e)(3) of the Code), then any Option or Stock Appreciation Right that has not expired or been terminated shall become exercisable in full if the Participant's employment has been continuous between the date the Option or Stock Appreciation Right was granted and the date of such disability, and the Participant or the Participant's Successor may exercise such Option or Stock Appreciation Right at any time, or from time to time, within one year after the date of the Participant's termination of employment.

            (iii)  If a Participant's employment terminates for any reason other than cause (as defined in Section 20.1), death or disability, then any Option or Stock Appreciation Right that has not expired or been terminated shall remain exercisable for three months after termination of the Participant's employment, but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Participant's termination of employment; provided, however, that if the Participant is a Non-Employee Director, the Option or Stock Appreciation Right shall remain exercisable until the expiration of the Term after such Non-Employee Director ceases to be a director of the Company but, unless otherwise provided in the Agreement, only to the extent that such Option or Stock Appreciation Right was exercisable immediately prior to such Non-Employee Director ceasing to be a director.

            (iv)  Notwithstanding the foregoing Plan Sections 6.4(a)(i), (ii) and (iii), in no event shall an Option or a Stock Appreciation Right be exercisable after the expiration of the Term of such Award. Any Option or Stock Appreciation Right that is not exercised within the periods set forth in Plan Sections 6.4 (i), (ii) and (iii), except as otherwise provided by the Committee in the Agreement, shall terminate as of the end of the periods described in such Sections.

                  (b)   Performance-Based Full Value Awards.    If a Participant's employment with the Company and its Affiliates terminates during a Performance Cycle because of death or disability, or under other circumstances provided by the Committee in its discretion in the Agreement or otherwise, the Participant, unless the Committee shall otherwise provide in the Agreement, shall be entitled to a payment with respect to a performance-based Full Value Award at the end of the Performance Cycle based upon the extent to which achievement of performance goals was satisfied at the end of such period (as determined at the end of the Performance Cycle) and prorated for the portion of the Performance Cycle during which the Participant was employed by the Company or its Affiliates. Except as provided in this Section 6.4(b) or in the Agreement, if a Participant's employment or other service relationship with the Company and its Affiliates terminates during a Performance Cycle, then such Participant shall not be entitled to any payment with respect to that Performance Cycle.

                  (c)   Time Vested Restricted Stock and Stock Unit Awards.    Unless otherwise provided in the Agreement, in case a Participant's employment with the Company and its Affiliates terminates because of death or disability, the Participant shall be entitled to have vest upon such termination of employment a number of Shares of Restricted Stock or a number of Stock Units under outstanding Awards subject only to service-based vesting that has been prorated for the portion of the Term of the Awards during which the Participant was employed by the Company and its Affiliates, and, with respect to such Shares or Stock Units, all restrictions shall lapse. Any Shares of Restricted Stock or Stock Units that do not vest and as to which restrictions do not lapse under the preceding sentence shall terminate at the date of the Participant's termination of employment and such Shares of Restricted Stock or Stock Units shall be forfeited to the Company.

          6.5    Rights as Stockholder.    Except as otherwise provided in Section 6.7 and Section 7.4, each Agreement shall provide that a Participant shall have no rights as a stockholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.

          6.6    Performance-Based Awards.    Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of Company, Subsidiary, business unit or individual performance which must be attained, and the Performance Cycle over which the specified performance is to be attained, as a condition to the vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance goals have been attained and other applicable terms and conditions have been satisfied, and the degree to which vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award has been earned. Any performance-based Award that is intended by the Committee to qualify as Performance-Based Compensation shall additionally be subject to the requirements of Section 12 of this Plan. Except as provided in Section 12 with respect to Performance-Based Compensation, the Committee shall also have the authority to provide, in an Agreement or otherwise, for the acceleration of a Performance Cycle and an adjustment or waiver of the achievement of performance goals upon the occurrence of certain events, which may, but need not include, without limitation, a Fundamental Change, a recapitalization, a change in the accounting practices of the Company, a change in a Participant's title or employment responsibilities, a Participant's death or retirement or, with respect to settlements in Shares with respect to an Award, a reclassification, stock dividend, stock split or stock combination as provided in Plan Section 17. An

  Agreement also may provide for a limitation on the value of an Award that a Participant may receive.

          6.7    Dividends and Dividend Equivalents.    Any dividends or distributions payable with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions and risk of forfeiture as the Shares to which such dividends or distributions relate. In its discretion, the Committee may provide in an Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents on the units or other Share equivalents subject to the Award based on dividends actually declared on outstanding Shares. The terms of any dividend equivalents will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any dividend equivalents payable with respect to the unvested portion of a Stock Unit Award or an Other Stock-Based Award will be subject to the same restrictions and risk of forfeiture as the units or other Share equivalents to which such dividend equivalents relate. The Committee may, in its discretion, provide in Award Agreements for restrictions on dividends and dividend equivalents in addition to those specified in this Section 6.7. Any Shares issued or issuable during the term of this Plan as a result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award or a Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan's share reserve as provided in Section 4.

        7.    Restricted Stock Awards.

          7.1    Nature of Award.    An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the lapse or waiver of any such restrictions or conditions and the vesting of the Shares based on such factors or criteria as the Committee, in its sole discretion, may determine.

          7.2    Stock Certificates.    Except as otherwise provided in the applicable Agreement, each Stock certificate issued with respect to an Award of Restricted Stock shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legends with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement.

          7.3    Vesting of Awards.    The Agreement shall describe the terms and conditions by which the restrictions and conditions of forfeiture upon awarded Restricted Stock shall lapse and the Shares vest. Upon the lapse of the restrictions and conditions, Shares free of restrictive legends, if any, relating to such restrictions shall be issued to the Participant or a Successor or Transferee.

          7.4    Rights as a Stockholder.    Except as otherwise provided in the Plan or by the Committee, a Participant or a Transferee with a Restricted Stock Award shall have all the rights of a stockholder, including the right to vote the Shares of Restricted Stock.

        8.    Other Awards.

          8.1    Other Stock-Based Awards.    The Committee may from time to time grant Stock and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards, provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee may, at its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

          8.2    Cash Incentive Awards.    A Cash Incentive Award shall be considered a performance-based Award for purposes of, and subject to, Section 6.6, the payment of which shall be contingent upon the degree to which one or more specified performance goals have been achieved over a specified Performance Cycle. Cash Incentive Awards may be granted to any Participant in such amounts and upon such terms and at such times as shall be determined by the Committee, and may be denominated in units that have a dollar value established by the Committee as of the applicable grant date. Following the completion of the applicable Performance Cycle and the vesting of a Cash Incentive Award, payment of the settlement amount of the Award to the Participant shall be made at such time or times in the form of cash or other forms of Awards under the Plan (valued for these purposes at their grant date fair value) or a combination of cash and other forms of Awards as determined by the Committee and specified in the applicable Agreement. If a Cash Incentive Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

        9.    Stock Options.

          9.1    Terms of All Options.

                  (a)   An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than the Fair Market Value of a Share as of the date the Option is granted, except in the case of Substitute Awards.

                  (b)   The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, provided that to the extent permitted by law, the Agreement may permit some or all Participants to simultaneously exercise Options and sell the Shares thereby acquired pursuant to a brokerage or similar relationship and use the proceeds from the sale as payment of the purchase price of the Shares. The purchase price may be payable in cash or in such other manner as the Committee may permit, including by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant or by the Company withholding Shares otherwise issuable to the Participant upon the exercise of the Option (in either case, such Shares delivered or withheld having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased pursuant to the Option), or a combination thereof, as determined by the Committee, but no fractional Shares will be issued or accepted.

                  (c)   Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. In no event shall any Option be exercisable at any time after the expiration of its Term. When an Option is no longer exercisable, it shall be deemed to have lapsed or terminated.

                  (d)   Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the seventh (7th) anniversary date of its grant.

          9.2    Incentive Stock Options.    In addition to the other terms and conditions applicable to all Options:

                  (a)   The maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the maximum number of Shares that may be the subject of Awards and issued under the Plan as provided in the first sentence of Section 4.1.

                  (b)   The aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option. To the extent an Option or Options granted to a Participant exceed this limit, the Option(s) shall be treated as Non-Statutory Stock Option(s).

                  (c)   The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify this Option as an Incentive Stock Option.

                  (d)   Notwithstanding any other provision of the Plan to the contrary, no Participant may receive an Incentive Stock Option under the Plan if, at the time the Award is granted, the Participant owns (after application of the rules contained in Code Section 424(d), or its successor provision), Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the exercise price for all Shares subject to that Incentive Stock Option is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) that Option is not exercisable after the date five years from the date that Incentive Stock Option is granted.

        10.    Stock Appreciation Rights.    An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (i) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (ii) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the date of grant of the Stock Appreciation Right. A Stock Appreciation Right may be granted in connection with part or all of, in addition to, or completely independent of an Option or any other Award under the Plan. If issued in connection with a previously or contemporaneously granted Option, the Committee may impose a condition that exercise of a Stock Appreciation Right cancels a pro rata portion of the Option with which it is connected and vice versa. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. No Stock Appreciation Right shall be exercisable at any time after the expiration of its Term. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have lapsed or terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right. The Term of a Stock Appreciation Right granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such Term shall not exceed seven (7) years.

        11.    Stock Units.

          11.1    Vesting and Consideration.    A Stock Unit shall consist of the right to receive, in cash and/or in Shares as determined by the Committee, the Fair Market Value of one or more Shares, with any Stock Unit Award subject to such vesting conditions, and the corresponding lapse of forfeiture conditions and other restrictions, based on such factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

          11.2    Payment of Award.    Following the vesting of a Stock Unit Award, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan subject to restrictions on transfer and forfeiture conditions) or a combination of cash and Shares as determined by the Committee. If the Stock Unit Award is not by its terms exempt from the requirements of Code Section 409A, then the applicable Agreement shall contain terms and conditions intended to avoid adverse tax consequences specified in Code Section 409A.

        12.    Performance-Based Compensation.

          12.1    Designation of Awards.    If the Committee determines at the time a Full Value Award or a Cash Incentive Award is granted to a Participant that such Participant is, or is likely to be, a "covered employee" for purposes of Code Section 162(m) as of the end of the tax year in which the Company would ordinarily claim a tax deduction in connection with such Award, then the Committee may provide that this Section 12 will be applicable to such Award, which shall be considered Performance-Based Compensation.

          12.2    Compliance with Code Section 162(m).    If an Award is subject to this Section 12, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement over the applicable Performance Cycle of one or more performance goals based on one or more of the performance measures specified in Section 12.4. The Committee will select the applicable performance measure(s) and specify the performance goal(s) based on those performance measures for any Performance Cycle, specify in terms of an objective formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and certify the degree to which applicable performance goals have been satisfied and any amount payable in connection with an Award subject to this Section 12, all within the time periods prescribed by and consistent with the other requirements of Code Section 162(m). In specifying the performance goals applicable to any performance period, the Committee may provide that one or more objectively determinable adjustments shall be made to the performance measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered "non-GAAP financial measures" within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission. The Committee may also adjust performance goals for a Performance Cycle to the extent permitted by Code Section 162(m) in connection with an event described in Section 17 to prevent the dilution or enlargement of a Participant's rights with respect to Performance-Based Compensation. The Committee may adjust downward, but not upward, any amount determined to be otherwise payable in connection with such an Award. The Committee may also provide, in an Agreement or otherwise, that the achievement of specified performance goals in connection with an Award subject to this Section 12 may be waived upon the death or disability of the Participant or under any other circumstance with respect to which the existence of such possible waiver will not cause the Award to fail to qualify as "performance-based compensation" under Code Section 162(m).

          12.3    Limitations.    With respect to Awards of Performance-Based Compensation, the maximum number of Shares that may be the subject of any Full Value Awards that are denominated in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed 175,000 Shares (subject to adjustment as provided in Section 17). The maximum amount payable with respect to any Cash Incentive Awards and Full Value Awards that are denominated other than in Shares or Share equivalents and that are granted to any one Participant during any calendar year shall not exceed $1,000,000.

          12.4    Performance Measures.    For purposes of any Full Value Award or Cash Incentive Award considered Performance-Based Compensation subject to this Section 12, the performance measures to be utilized shall be limited to one or a combination of two or more of the following: revenue or net sales; gross profit; operating profit; net income; earnings before one or more of interest, taxes, depreciation, amortization and other adjustments; profitability as measured by return ratios

  (including, but not limited to, return on assets, return on equity, return on investment and return on revenues or gross profit) or by the degree to which any of the foregoing earnings measures exceed a percentage of revenues or gross profit; cash flow; market share; margins (including one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; operating assets; operating expenses; balance of cash, cash equivalents and marketable securities; improvement in or attainment of expense levels or cost savings; operating asset turnover; accounts receivable levels (including measured in terms of days sales outstanding); economic value added; improvement in or attainment of working capital levels; employee retention; customer satisfaction; implementation or completion of critical projects; and growth in customer base. Any performance goal based on one or more of the foregoing performance measures may, in the Committee's discretion, be expressed in absolute amounts, on a per share basis (basic or diluted), relative to one or more other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or a published or special index (including stock market indices) or other external measures, may relate to one or any combination of Company, Affiliate or business unit performance, and may be expressed in terms of differing levels of achievement, such as threshold, target and maximum levels of achievement.

        13.    Effective Date and Duration of the Plan.

          13.1    Effective Date.    The Plan shall become effective on the date it is approved by the Company's stockholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its Effective Date. If the Company's stockholders fail to approve the Plan within 12 months of its approval by the Board, the Plan shall be of no further force or effect.

          13.2    Duration of the Plan.    The Plan shall remain in effect until all Stock subject to it shall be distributed, all Awards have expired or lapsed, the Plan is terminated pursuant to Plan Section 16, or the tenth anniversary of the Effective Date of the Plan, whichever occurs first (the "Termination Date"). Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise. No Award of an Incentive Stock Option shall be made more than 10 years after the Effective Date of the Plan (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option. The date and time at which an Award is made or granted shall be the date and time the Committee approves the grant of the Award, or such later date and time as may be specified by the Committee at the time it approves the Award.

        14.    Plan Does Not Affect Employment Status.

          14.1    No Entitlement to Award.    Status as an eligible Employee or other service provider shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or service provider or to eligible individuals generally.

          14.2    No Right to Continued Employment.    Nothing in the Plan or in any Agreement or related documents shall confer upon any Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person's compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.

        15.    Tax Withholding.    The Company shall have the right to withhold from any cash payment under the Plan or any other compensation owed to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award or a Prior Plan Award. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the required withholdings (but not to exceed the maximum individual statutory tax rate in each applicable jurisdiction) through a reduction of the number of Shares delivered or delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under the applicable laws.

        16.    Amendment, Modification and Termination.

          16.1    Amendment, Modification and Termination of Plan.    The Board may at any time and from time to time terminate, suspend or modify the Plan. No termination, suspension, or modification of the Plan may materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or modification, unless (i) otherwise agreed to by the Participant in the Agreement or otherwise, or (ii) such action is necessary to comply with applicable law or stock exchange rules. It will be conclusively presumed that any adjustment for changes in capitalization provided for in Plan Sections 6.6 or 17 does not adversely affect these rights.

          16.2    Amendment of Agreement.    Subject to Section 19, the Committee may unilaterally amend the terms of any Agreement previously granted, except that no such amendment may materially and adversely affect the rights of any Participant under the applicable Award without the Participant's consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 20.3.

        17.    Adjustment for Changes in Capitalization.    In the event of any equity restructuring (within the meaning of authoritative guidance issued by the Financial Accounting Standards Board relating to stock-based compensation) that causes the per Share value of Shares to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be made an equitable adjustment to (i) the number and kind of Shares that may be issued under the Plan, (ii) the limitations on the number of Shares that may be issued to an individual Participant as an Option or a Stock Appreciation Right or a Full Value Award in any calendar year and (iii) the number and kind of Shares or, subject to Plan Section 6.6, Stock Units, subject to and the exercise price (if applicable) of any then outstanding Awards of Options, Stock Appreciation Rights, Restricted Stock, Stock Units or any other Awards related to shares of Stock (to the extent such other Awards would not otherwise automatically adjust in the equity restructuring); provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such options to violate Section 422(b) of the Code or any successor provision; provided further, with respect to all Awards, no such adjustment shall be authorized to the extent that such adjustment would cause the Awards to be subject to adverse tax consequences under Section 409A of the Code. In the event of any other change in corporate capitalization, such as a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), including a Fundamental Change (subject to Plan Section 18), or any partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. In no event shall an outstanding Option or Stock Appreciation Right be amended for the sole purpose of reducing the exercise price or grant price thereof.

        18.    Fundamental Change.    In the event of a proposed Fundamental Change, the Committee may, but shall not be obligated to:

          (a)   if the Fundamental Change is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the outstanding Options and Stock Appreciation Rights by the substitution of options, stock appreciation rights and appropriate voting common stock of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation; or

          (b)   at least ten days before the occurrence of the Fundamental Change, declare, and provide written notice to each holder of an Option or Stock Appreciation Right of the declaration, that each outstanding Option and Stock Appreciation Right, whether or not then exercisable, shall be canceled at the time of, or immediately before the occurrence of the Fundamental Change in exchange for payment to each holder of an Option or Stock Appreciation Right, within ten days after the Fundamental Change, of cash equal to (i) for each Share covered by the canceled Option, the amount, if any, by which the Fair Market Value (as defined in this Section) per Share exceeds the exercise price per Share covered by such Option or (ii) for each Stock Appreciation Right, the price determined pursuant to Section 10, except that Fair Market Value of the Shares as of the date of exercise of the Stock Appreciation Right, as used in clause (i) of Plan Section 10, shall be deemed to mean Fair Market Value for each Share with respect to which the Stock Appreciation Right is calculated determined in the manner hereinafter referred to in this Section. At the time of the declaration provided for in the immediately preceding sentence, each Stock Appreciation Right and each Option shall immediately become exercisable in full and each person holding an Option or a Stock Appreciation Right shall have the right, during the period preceding the time of cancellation of the Option or Stock Appreciation Right, to exercise the Option as to all or any part of the Shares covered thereby or the Stock Appreciation Right in whole or in part, as the case may be. In the event of a declaration pursuant to Plan Section 18(b), each outstanding Option and Stock Appreciation Right granted pursuant to the Plan that shall not have been exercised before the Fundamental Change shall be canceled at the time of, or immediately before, the Fundamental Change, as provided in the declaration.

        Notwithstanding the foregoing, no person holding an Option or a Stock Appreciation Right shall be entitled to the payment provided for in this Section 18(b) if such Option or Stock Appreciation Right shall have terminated, expired or been cancelled. For purposes of this Section 18 only, "Fair Market Value" per Share means the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Share by the stockholders of the Company upon the occurrence of the Fundamental Change.

        19.    Prohibition on Repricing.    Except pursuant to Section 17 of the Plan in connection with an equity restructuring, or pursuant to Section 18 of the Plan in connection with a Fundamental Change, in either case in order to prevent dilution or enlargement of the benefits or potential benefits intended to be provided under the Plan, no Option or Stock Appreciation Right granted under the Plan may be amended to decrease the exercise price or grant price thereof, be cancelled in exchange for the grant of any new Option or Stock Appreciation Right with a lower exercise or grant price or any new Full Value Award, be repurchased by the Company or any Affiliate, or otherwise be subject to any action that would be treated under accounting rules or otherwise as a "repricing" of such Option or Stock Appreciation Right, unless such action is first approved by the Company's stockholders.

        20.    Forfeitures and Compensation Recovery.

          20.1    Forfeiture for Cause.    Notwithstanding any other provision of the Plan or an Agreement, if a Participant's employment is terminated for cause as defined in this Section 20.1, then as of the date of such termination, any of the Participant's outstanding Awards that have not vested or been exercised by the Participant will be forfeited to the Company. For purposes of this Section 20.1,

  "cause" means the Participant: (i) committed a felony or a crime involving moral turpitude or committed any other act or omission involving fraud, embezzlement or any other act of dishonesty in the course of his employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate; (ii) substantially and repeatedly failed to perform duties of the office held by the Participant as reasonably directed by the Company or an Affiliate; (iii) committed gross negligence or willful misconduct with respect to the Company or an Affiliate; (iv) committed a material breach of any employment agreement between the Participant and the Company or an Affiliate that is not cured within ten (10) days after receipt of written notice thereof from the Company or the Affiliate, as applicable; (v) failed, within ten (10) days after receipt by the Participant of written notice thereof from the Company or an Affiliate, to correct, cease or otherwise alter any failure to comply with instructions or other action or omission which the Board reasonably believes does or may materially or adversely affect the Company's or an Affiliate's business or operations; (vi) committed misconduct which is of such a serious or substantial nature that a reasonable likelihood exists that such misconduct will materially injure the reputation of the Company or an Affiliate; (vii) harassed or discriminated against the Company's or an Affiliate's employees, customers or vendors in violation of the Company's policies with respect to such matters; (viii) misappropriated funds or assets of the Company or an Affiliate for personal use or willfully violated the Company policies or standards of business conduct as determined in good faith by the Board; (ix) failed, due to some action or inaction on the part of the Participant, to have immigration status that permits the Participant to maintain full-time employment with the Company or an Affiliate in the United States in compliance with all applicable immigration law; or (x) disclosed trade secrets of the Company or an Affiliate. The findings and decision of the Committee or the Board, if applicable, with respect to any such matter, including those regarding the acts of the Participant and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.

          20.2    Forfeiture Events.    The Committee may specify in an Agreement that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, termination of employment for any other reason, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and its Affiliates.

          20.3    Compensation Recovery Policy.    Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

        21.    Corporate Mergers, Acquisitions, Etc.    The Committee may also grant Substitute Awards under the Plan in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, restricted stock or other awards granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a Subsidiary is a party. The terms and conditions of the Substitute Awards may vary from the terms and conditions set forth in the Plan to the extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

        22.    Unfunded Plan.    The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

        23.    Limits of Liability.

          23.1    Contractual Liability Only.    Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

          23.2    Liability Limit.    Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

        24.    Compliance with Applicable Legal Requirements.    No certificate for Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company's Shares may, at the time, be listed.

        25.    Deferrals and Settlements.    The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

        26.    Other Benefit and Compensation Programs.    Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

        27.    Beneficiary Upon Participant's Death.    To the extent that the transfer of a Participant's Award at his or her death is permitted under an Agreement, a Participant's Award shall be transferable at death to the estate or to the person who acquires the right to succeed to the Award by bequest or inheritance.

        28.    Requirements of Law.

          28.1    Governing Law.    To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

          28.2    Severability.    If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        29.    Code Section 409A.    It is intended that (i) all Awards of Options, Stock Appreciation Rights and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and the Committee shall endeavor to structure Awards and administer and interpret the Plan in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

                  (1)   If any amount is payable under such Award upon a termination of employment, a termination of employment will be deemed to have occurred only at such time as the Participant has experienced a "separation from service" as such term is defined for purposes of Code Section 409A; and

                  (2)   If any amount shall be payable with respect to any such Award as a result of a Participant's "separation from service" at such time as the Participant is a "specified employee" within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant's separation from Service or (ii) the Participant's death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

None of the Company, the Committee or any other person involved with the administration of this Plan shall in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A. By accepting an Award under this Plan, each Participant acknowledges that the Company has no duty or obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant's tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. DIGI INTERNATIONAL INC. ATTN: OFFICE OF GENERAL COUNSEL 11001 BREN RD. EAST MINNETONKA, MN 55343 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR each of the following Nominees: 1. Election of Directors Nominees Christopher D. Heim For 0 0 For 0 0 2 years 0 Against 0 0 Against 0 0 3 years 0 Abstain 0 0 Abstain 0 0 Abstain 0 01 For 0 Against 0 Abstain 0 02 Sally J. Smith 5. Ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm of the company for the 2018 fiscal year. The Board of Directors recommends you vote FOR proposals 2, 3 and 5 and 1 year for proposal 4. 2. Company proposal to approve the Digi International Inc. 2018 Omnibus Incentive Plan. Company proposal to approve, on a non-binding advisory basis, the compensation paid to named executive officers. NOTE: If any other matters properly come before the annual meeting calling for a vote of stockholders, the shares represented by this proxy will be voted by the persons named herein in accordance with their best judgment. 3. 1 year 0 4. Company proposal to recommend, on a non-binding advisory basis, the frequency of future advisory votes to approve named executive officer compensation. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000348940_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, Form of Proxy is/are available at www.proxyvote.com DIGI INTERNATIONAL INC. Annual Meeting of Stockholders January 29, 2018 3:30 P.M. This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Ronald E. Konezny and Michael C. Goergen, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes such proxies to represent and to vote, as designated on the reverse, all shares of common stock of Digi International Inc. held of record by the undersigned at the close of business on December 1, 2017, at the Annual Meeting of Stockholders to be held on January 29, 2018, or any adjournment thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side 0000348940_2 R1.0.1.17